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EXHIBIT 2.2
                                                                  EXECUTION COPY


                     STOCK PURCHASE AGREEMENT BY AND AMONG

                            W.F. WOOD, INCORPORATED

                    SHAREHOLDERS OF W.F. WOOD, INCORPORATED

                                      AND

                              HTM HOLDINGS, INC.
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                           STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT (together with all Schedules and Exhibits, this "Agreement"), dated as of September 3, 1999 is entered into by and among all of those persons whose signatures are affixed to this Agreement under the designation "Sellers" (collectively, "Sellers" and individually a "Seller"), W.
F. Wood, Incorporated, a Massachusetts corporation (the "Company"), and HTM Holdings, Inc., a Delaware corporation ("Buyer").

                                   RECITALS:

     1. The Company operates an electronic manufacturing services business providing customized product and manufacturing design, metal fabrication, wet paint powder coat finishing and systems integration services to original equipment manufacturers serving, inter alia, the electronics industry (the
                                 ----------
"Business").

     2. Sellers are the owners, beneficially and of record, of all of the outstanding capital stock of the Company (the "Shares").

     3. Sellers desire to sell, and Buyer desires to buy, the Shares, on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, the parties agree as follows:

                                   ARTICLE 1
                          PURCHASE AND SALE OF SHARES
                          ---------------------------

     1.1  Purchase and Sale.  Sellers agree to sell to Buyer, and Buyer agrees
          -----------------
to buy from Sellers, at the Closing (as defined below) all, and not less than all, of the Shares, free and clear of all liabilities, obligations, liens, security interests and other encumbrances.

     1.2  Purchase Price.
          --------------

          (a)  General.  The aggregate purchase price to be paid for the Shares
               -------
(the "Purchase Price") shall be $19,250,000, subject to adjustment as provided in Sections 1.2(f), 5.4, 6.3 and 6.4 and Article 10 below. Because the Purchase Price is subject to adjustment both before and after the Closing Date, the aggregate amount paid by Buyer on the Closing Date as determined pursuant to Sections 1.2(f)(i), 6.3 and 6.4 is sometimes referred to in this Agreement as the "Initial Purchase Price," and the Purchase Price as finally determined pursuant to Section 1.2(f)(ii) is sometimes referred to as the "Final Purchase Price." The Initial Purchase Price shall be payable on the Closing Date by delivery of the following:

               (i) a wire transfer of immediately available funds in the amount of $1,000,000 to Brown Brothers Harriman & Co. (the "Escrow Agent"), which shall

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          hold such amount (together with interest accrued thereon pursuant to the terms of the Escrow Agreement, the "Price Adjustment Holdback Amount") in escrow pending final determination of the Closing Balance Sheet and the Adjustments Statement (each as defined below), all in accordance with the escrow agreement attached to this Agreement as
          Exhibit 1.2(a)(i) (the "Escrow Agreement"), which will be executed and delivered at the Closing;

               (ii) wire transfers of immediately available funds, in the amounts set forth in Schedule 7.11, in respect of Company debt repaid at Closing; and

               (iii) wire transfers of immediately available funds in an Amount equal to the remainder of the Initial Purchase Price, which amount shall be allocated among the Sellers in proportion to their respective holdings of the Shares, with each Seller to receive the percentage set forth opposite his or her name on Exhibit 1.2(a)(iii), and each Seller's proportionate payment to be wired to a single account designated by such Seller; and

          (b)  [Reserved.]
                --------

          (c)  Closing Balance Sheet.  Within 24 hours of the Effective Time,
               ---------------------
Seller and its independent auditors shall conduct a physical count and inspection of the inventory of the Company located on the premises set forth in
Schedule 3.13 for use in preparation of the Closing Balance Sheet described in
-------------
this paragraph. The inventory shall be valued on the Closing Balance Sheet as described in Section 1.2(d) below. As soon as practicable following the Closing Date, Seller shall cause to be prepared a balance sheet of the Company as of the Effective Time (as finally determined in accordance with this Section 1.2, the "Closing Balance Sheet"), and shall have the Closing Balance Sheet audited by Canby, Maloney & Co., Inc. Buyer and its independent auditors shall be permitted to observe the physical inventory count and to review the preparation of the Pre-Closing Balance Sheet (as hereinafter defined), the Closing Balance Sheet and all work papers, books and records associated with such preparation. Buyer and Seller shall cooperate with each other and their respective auditors to the extent reasonable and practical in the course of preparing the Closing Balance Sheet. Seller shall use its commercially reasonable best efforts to cause the Closing Balance Sheet, together with the auditor's report thereon, to be delivered to Buyer within 60 days following the Closing Date, and agrees that it shall be delivered to Buyer in any event no later than 90 days following the Closing Date. The Closing Balance Sheet shall be prepared in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent with those applied in preparation of the March 31 Balance Sheet of the Company (as defined in Section 3.8 below); provided, however, the Closing Balance Sheet
                                   --------  -------
shall be determined after giving effect to the following transactions: (i) the distribution of intercompany receivable due from Airedale Realty Trust (the "Trust") to the Company, which as of June 30, 1999 was in the amount of $431,609, to the Sellers, (ii) the payment of the employee bonuses set forth on Exhibits 6.4(a) and 6.4(b), (iii) the payment by the Company prior to or at the Closing of expenses to be borne by the Sellers in accordance with Section 6.3 and (iv) all debt to be repaid by the Company at the Closing pursuant to Section
7.11. In addition, the Closing Balance Sheet and the calculation of Working Capital shall not include any accrual for the employee bonuses to be paid post Closing pursuant to Exhibit 6.4(a) and any expenses to be borne by the
                    --------------
Sellers pursuant to Section 6.3.

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          The Closing Balance Sheet shall reflect, among other things, the following items as of the Effective Time: (i) the amount of "Working Capital," which is defined for purposes of this Agreement to include (A) non-cash current assets, (B) negative cash, (C) current liabilities and (D) the asset of $66,950 and liability of $7,130 associated with corporate income taxes for the periods prior to Closing, excluding matters described by Section 5.4(b) (subject to audit confirmation); and (ii) capitalized equipment lease and loan obligations (determined in accordance with GAAP) of the Company. The following items shall be specifically excluded from the definition of Working Capital: (A) receivable due from Airedale Realty Trust, (B) payment and/or accrual for employee bonuses described in Section 6.4, (C) all long term debt, including current portion, (D) capitalized equipment lease and loan obligations, (E) any liabilities due to the 338(h)(10) election, (F) all bank debt, (G) any expenses to be borne by the Sellers pursuant to Section 6.3, and (G) any other liabilities arising from this transaction. Furthermore, the Closing Balance Sheet shall reflect any necessary audit adjustments from the Pre-Closing Balance Sheet.

          The Closing Balance Sheet shall form the basis for certain adjustments to the Purchase Price, as described in Section 1.2(f) below. Seller shall deliver to Buyer at the same time as the Closing Balance Sheet a statement (the "Adjustments Statement") showing any adjustment to the Initial Purchase Price required as a result of the amounts reflected on Closing Balance Sheet.

          (d)  Inventory.  It is agreed and understood that in valuing the
               ---------
inventory for purposes of the Closing Balance Sheet and Pre-Closing Balance
Sheet: (i) the value attributed to each inventory item shall not exceed the lower of cost and net realizable value as at the Effective Time; (ii) Obsolete (as defined below), defective and/or Excess (as defined below) inventory items shall not be included as inventory on the Closing Balance Sheet; provided, however, that up to $150,000 of Excess inventory that is not associated with pending customer orders for which the Company has been delivered a purchase order consistent with past practice or MRPs as at the Effective Time may be included as inventory on the Closing Balance Sheet; (iii) an unlimited amount of sheet stock of the Company as of the Closing shall be included as inventory on the Closing Balance Sheet, but only to the extent such sheet stock is returnable by the Company without penalty; and (iv) an unlimited amount of inventory subject to full customer reimbursement (via a cancellation charge) or cash reimbursement shall be included as inventory of the Company on the Closing Balance Sheet. For purposes hereof, inventory shall be deemed "Obsolete" to the extent it is not useable, not returnable without penalty or not saleable within twelve months from the date of this Agreement in the ordinary course of business and "Excess" inventory shall mean all inventory that is not associated with a pending customer order entered into in the ordinary course of business or an MRP. Sellers shall have provided written procedures to determine the quantum of inventory obsolescence and Buyer and Sellers shall use GAAP to determine the quantum of inventory obsolescence and the inventory value. An open order report summarizing all existing customer purchase orders and MRPs shall be provided by the Sellers and the Company on the Closing Date. The set of such written procedures and open order report documents is annexed as Schedule 1.2(d).
                                                         ---------------

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          (e)  Dispute Resolution.  If Buyer does not deliver to Seller, within
               ------------------
21 business days following its receipt of the Closing Balance Sheet and the Adjustments Statement, any objection thereto (an "Objection"), then Buyer shall be deemed to agree with the Closing Balance Sheet and the Adjustments Statement, and such documents shall be final and binding between the parties. If Buyer does deliver an Objection within the 21 business day period described above, the parties agree to negotiate in good faith to resolve their differences as to any disputed amounts. If they are unable to resolve their differences within 15 business days after Buyer's Objection, the parties shall resolve their differences pursuant to Section 12.14 hereof.

          (f)  Purchase Price Adjustments.  The Initial Purchase Price shall be
               --------------------------
adjusted as provided in this Section 1.2(f).

               (i)   Closing.  For purposes of determining the Initial Purchase
                     -------
          Price, the Company shall deliver to Buyer at least two business days prior to the Closing Date an unaudited balance sheet of the Company as of July 31, 1999 (the "Pre-Closing Balance Sheet"). The Pre-Closing Balance Sheet shall be prepared in accordance with the methodology described in Sections 1.2(c) and 1.2(d) for preparing the Closing Balance Sheet, including without limitation the definition of Working Capital and the method for determining inventory set forth therein. The Initial Purchase Price shall be equal to $19,250,000, increased or decreased dollar for dollar to the extent that the Working Capital shown on the Pre-Closing Balance Sheet is more or less than $2,201,510, and shall be further decreased dollar for dollar to the extent that the capitalized equipment lease and loan obligations shown on the Pre-Closing Balance Sheet exceed $500,000.

               (ii)  Post-Closing.  Following final determination of the Closing
                     ------------
          Balance Sheet in accordance with this Section 1.2, the Initial Purchase Price shall be increased or decreased dollar for dollar to the extent that the Working Capital shown on the Closing Balance Sheet is more or less than the Working Capital shown on the Pre-Closing Balance Sheet, and shall be further decreased dollar for dollar to the extent that the capitalized equipment lease and loan obligations shown on the Closing Balance Sheet exceed those shown on the Pre-Closing Balance Sheet. The Initial Purchase Price, as so adjusted, is known as the "Final Purchase Price." Additionally, the parties shall make such payments as are calculated pursuant to Section 5.4 hereto, to be paid in accordance with the terms of Section 5.4.

          (g)  Instructions to Escrow Agent; Other Payments.  As soon as the
               --------------------------------------------
Closing Balance Sheet and Adjustments Statement have become final, whether by mutual agreement of the parties or the determination of the Arbitrator, Buyer and Sellers' Agent agree to execute joint instructions to the Escrow Agent regarding the disposition of the Price Adjustment Holdback Amount and to take other actions, as described below. If either Buyer or Sellers' Agent fails to execute such instructions to the Escrow Agent within three business days following the final decision of the Arbitrator, then the parties agree that the Arbitrator is authorized to execute such instructions and deliver them to the Escrow Agent.

               (i) If the Final Purchase Price equals the Initial Purchase Price, the Escrow Agent shall be instructed to distribute the entire Price Adjustment Holdback Amount to Sellers in accordance with their proportionate interests.

               (ii) If the Final Purchase Price is greater than the Initial Purchase Price, the Escrow Agent shall be instructed to distribute the entire Price Adjustment Holdback Amount to Sellers in accordance with their proportionate interests, and within three business days Buyer shall pay by wire transfer to Sellers, in accordance with their proportionate interests, the excess of the Final Purchase Price over the Initial Purchase Price. Buyer shall additionally pay Sellers, in accordance with their proportionate interest set forth on Exhibit 1.2(a)(iii), interest on the amount required to be paid in excess of the Price Adjustment Holdback Amount at an annual rate of 8.5% for the period beginning on the Closing Date and ending on the date on which such required payment is made.

               (iii) If the Final Purchase Price is less than the Initial Purchase Price, the Escrow Agent shall be instructed to distribute to Buyer so much of the Price Adjustment Holdback Amount as shall be equal to such shortfall, and to distribute to Sellers in accordance with their proportionate interests the remainder of the Price Adjustment Holdback Amount, if any. If the Price Adjustment Holdback Amount is less than the amount of the shortfall between the Final Purchase Price and the Initial Purchase Price, then Sellers, jointly and severally, agree to pay within three business days by wire transfer to Buyer any additional amounts due to cover such shortfall. Sellers shall additionally be jointly and severally responsible to pay Buyer interest on the amount required to be paid in excess of the Price Adjustment Holdback Amount at an annual rate of 8.5% for the period beginning on the Closing Date and ending on the date on which such required payment is made.

     1.3  Noncompetition.
          --------------

          (a) In consideration of Buyer's completion of the transactions contemplated by this Agreement, and in order to ensure to Buyer the full benefits of ownership of the Company, each Seller covenants and agrees that he or she will not, at any time during the three year period following the Closing Date, either individually or in partnership or in conjunction with any person or persons, firm, association, syndicate, company or corporation, as principal, agent, director, officer, employee, investor, or in any other manner whatsoever (other than as provided in Section 1.3(b)), directly or indirectly, run, own, manage, operate, control, provide consulting services to, broker business to or otherwise transact business of any kind with, be an officer or director of, carry on, be engaged in, be interested in, or be concerned with, or permit his or her name or any part thereof to be used or employed by any person or persons, firm, association, syndicate, company or corporation, that competes with the Business in Canada, the United States or Mexico (the "Territory").

          (b) Without limiting the generality of the foregoing, each Seller further covenants and agrees (i) not to request any present or future customer or supplier of the

                                       5
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Company without regard to such person's location to curtail or cancel its business with the Company or Buyer, not to solicit any such person for the purpose of selling any product or service in competition with the Company, and not to sell any such product or service to any such person; and (ii) not to induce or attempt to influence any employee of the Company to terminate his or her employment. Nothing in this Section 1.3 shall prevent any Seller from owning or purchasing as a passive investor up to 5% of the outstanding publicly traded shares or other securities of any class of any issuer, whether privately owned or listed on a recognized stock exchange. The obligations arising pursuant to this Section 1.3 are hereby expressly excluded from the dispute resolution provisions of Section 12.14 of this Agreement. Each Seller acknowledges that the covenants in this Section are reasonably necessary for the protection of the Buyer and its conduct of the Business following the Closing Date, and that such covenants are reasonably limited with respect to the activities prohibited, the duration thereof, the geographic area thereof, the scope thereof and the effect thereof on Seller and the general public. Each Seller agrees to waive all defenses to the strict enforcement of the restrictions set out in this Section. Each Seller acknowledges that violation of the covenants in this Section would immeasurably and irreparably damage the Buyer and agree that the Buyer, in addition to claiming for damages for breach of the covenants described in this Section shall be entitled as a matter of right to seek specific performance of the covenants contained herein and such right to such specific performance shall be cumulative in addition to other remedies which may be available to the Buyer, including without limitation the right to require one or more Sellers to account for and to pay over to the Buyer all compensation, profits, monies, accruals, increments or other benefits derived or received by such Sellers as the result of any transaction constituting a breach of the covenants in this Section 1.3. In the event that it shall be necessary for the Buyer to commence legal proceedings as a result of the breach of the covenants contained in this Section, against whom such proceedings are commenced, then the prevailing party shall be entitled to collect from the other party its reasonable attorney fees in respect thereof.

          (c) The covenants in this Section 1.3 are severable and separate. The unenforceability of any specific covenant in this Section 1.3 is not intended by any party to, and shall not, affect the provisions of any other covenant in this
Section 1.3, all of which shall be given full effect, without regard to any portions which may be deemed invalid. If any court of competent jurisdiction determines that the scope, time or territorial restrictions set forth in Sections 1.3(a) and 1.3(b) are unreasonable as applied to any Seller, the parties, including the Seller in question, acknowledge their mutual intention and agreement that those restrictions be enforced to the fullest extent the court deems reasonable, and thereby shall be reformed to that extent as applied to that Seller and any other Seller similarly situated.

                                   ARTICLE 2
               REPRESENTATIONS AND WARRANTIES CONCERNING SELLERS
               -------------------------------------------------

     Each Seller represents and warrants to Buyer, with respect to himself or herself, as follows:

     2.1  Authority.  Each Seller has, and collectively the Sellers have, full
          ---------
power and authority to execute, deliver and perform this Agreement and the agreements referred to in this Agreement to which he or she is party (the "Ancillary Agreements") and to consummate the

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transactions contemplated by this Agreement and by the Ancillary Agreements.
This Agreement has been duly executed and delivered by each Seller, and the Ancillary Agreements, when executed and delivered, will be duly executed and delivered by each such Seller, and each such agreement is, or upon execution and delivery will be, a valid and binding obligation of each Seller, enforceable against him or her in accordance with its terms. If a Seller is acting otherwise than in his, her or its individual capacity (whether as an executor or a guardian or in any other fiduciary or representative capacity), all actions on the part of such Seller and all other persons (including any court) necessary for the authorization, execution, delivery and performance by such Seller of this Agreement and the Ancillary Agreements have been duly taken.

     2.2  No Conflict or Breach.  The execution, delivery and performance of
          ---------------------
this Agreement and the Ancillary Agreements do not and will not (a) conflict with or constitute a violation of any law, statute, judgment or regulation of any legislative body, court, administrative agency, governmental authority or arbitrator applicable to any Seller, or (b) constitute or cause a breach or violation of any covenant, agreement or obligation binding upon any Seller or affecting any of his or her properties.

     2.3  Share Ownership.  Each Seller is the owner, beneficially and of
          ---------------
record, of all right, title and interest in and to the number of issued and outstanding Shares set forth opposite his or her name on Schedule 2.3.
                                                         ------------
Collectively, the Sellers own all the Shares issued and outstanding in the Company, and there are no other ownership interests of any kind in the Company. Each Seller has, and will have at the Closing, good and marketable title to all such shares and the absolute right to sell, assign and transfer the same to Buyer, free and clear of all liens, pledges, encumbrances, security interests, options or other restrictions. Except as set forth on Schedule 2.3(a) or
                                                       ------------
Schedule 3.5, no Seller is party to any option, warrant, right, contract, call,
------------
put or other agreement or commitment providing for the disposition or acquisition of any of the Shares (other than this Agreement). Except as set forth in Schedule 2.3(b), no Seller is party to any voting trust, proxy or other
         ---------------
agreement or understanding with respect to any of the Shares.

     2.4  Brokers.  No finder, broker, agent or other intermediary has acted for
          -------
or on behalf of any Seller in connection with the negotiation or consummation of this Agreement, and there are no claims for any brokerage commission, finder's fee or similar payment due from any Seller save and except for Stonebridge Associates, LLC.

                                   ARTICLE 3
               REPRESENTATIONS AND WARRANTIES CONCERNING COMPANY
               -------------------------------------------------

     Paul A. Keany and Edward J. Stewart III (together, the "Warranting Shareholders") jointly and severally represent and warrant to Buyer as follows:

     3.1  Organization and Good Standing; Governing Documents.  The Company is a
          ---------------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Massachusetts. The Company has all requisite power and authority to own, operate and lease its properties and to carry on its business as now being conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, and such jurisdictions are listed on Schedule 3.1. True and complete copies of the Articles of Organization
          ------------
and Bylaws of the Company, as in effect as of the date of this Agreement, have been delivered to the Buyer.

     3.2  Authority.  The Company has all requisite power and authority to
          ---------
execute, deliver and perform this Agreement and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated by this Agreement, have been duly and validly authorized by all necessary corporate and shareholder action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     3.3  No Conflict or Breach.  Except as described in Schedule 3.3, the
          ---------------------                          ------------
execution, delivery and performance of this Agreement do not and will not:

          (a) conflict with or constitute a violation of the Articles of Organization or Bylaws of the Company;

          (b) assuming compliance with the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), conflict with or constitute a violation of any law, statute, judgment, order, decree or regulation of any legislative body, court, administrative agency, governmental authority or arbitrator applicable to or relating to the Company or its assets;

          (c) conflict with, constitute a default under, result in a breach or acceleration of or require notice to or the consent of any third party under any contract, agreement, lease, commitment, mortgage, note, license or other instrument or obligation to which the Company is party or by which it is bound or by which its assets are affected; or

          (d) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever on any of the assets of the Company or on the Shares.

     3.4  Consents and Approvals.  Except as described in Schedule 3.4, each of
          ----------------------                          ------------
the following which is required in connection with the valid execution and delivery by Sellers and the Company of this Agreement or the consummation by Sellers and the Company of the transactions contemplated by this Agreement shall have been obtained on or before the date hereof: (a) each consent, approval, authorization, registration or filing with any federal, state or local judicial or governmental authority or administrative agency, and (b) each consent, approval, authorization of or notice to any other third party. The items described in clauses (a) and (b) are referred to collectively as the "Required Consents."

     3.5  Capitalization.  The authorized capital stock of the Company consists
          --------------
of 200,000 shares of common stock, no par value, of which 80,000 shares are issued and outstanding. Such outstanding shares, all of which are Shares transferred pursuant to this Agreement, represent all of the outstanding ownership interests of the Company. All of the Shares are validly issued, fully paid and nonassessable, are free from, and were not issued in violation of any, preemptive rights, and are owned of record and beneficially by Sellers in the numbers set forth opposite their respective names on Schedule 2.3. Except as described in
                                         ------------
Schedule 3.5, (i) there are no outstanding or authorized options, warrants,
------------
rights, contracts, calls, puts, right to subscribe, conversion rights or other agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance, disposition or acquisition of any of its capital stock (other than this Agreement); (ii) there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company; (iii) there are no voting trusts, proxies or any other agreements or understandings with respect to the voting of the capital stock of the Company; and (iv) the Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its capital stock.

     3.6  Subsidiaries; Investments.  Except as described in Schedule 3.6, the
          -------------------------                          ------------
Company does not own or hold any shares of stock or any other security or interest in any other entity, or any rights to acquire any such security or interest. The Company has never had any subsidiary corporation of which the securities having a majority of the voting power in electing the board of directors were, at the time as of which any determination was made, owned by the Company either directly or indirectly.

     3.7  Minute and Stock Transfer Books.  The minute books of the Company, all
          -------------------------------
of which have been made available to Buyer, are true, correct, complete and current in all material respects and contain accurate and complete records of all material actions taken by its shareholders, its Board of Directors and each committee of its Board of Directors, and all signatures contained in such minute books are the true signatures of the persons whose signatures they purport to be. The stock transfer books of each Company are true, correct, complete and current in all respects. At the Closing, all books and records will be delivered to Buyer. Schedule 3.7 to this Agreement sets forth a true, correct and complete
          ------------
list of the names and titles of all officers and directors of the Company.

     3.8  Financial Statements.
          --------------------

          (a) Sellers and the Company have previously delivered to Buyer true and complete copies of (i) the audited balance sheets of the Company combined with the Trust as of December 31, 1996, 1997 and 1998, and the related statements of operations, shareholders' equity and cash flows for the fiscal years then ended, including the footnotes to such statements, additional or supplemental information supplied therewith and the report prepared in connection therewith by the independent certified public accountants reviewing such financial statements; and (ii) interim unaudited financial reports prepared by the Company's management for each month since December 31, 1998 (the "Interim Financial Statements"), including, without limitation, a balance sheet as of March 31, 1999 (the "March 31 Balance Sheet") and a balance sheet as of June 30, 1999 (the "June 30 Balance Sheet"). The documents described in clauses (i) and
(ii) (collectively, the "Financial Statements") (A) are consistent with the books and records of the Company; (B) present fairly the assets, liabilities and financial condition of the Company (as so combined with the Trust) as of the respective dates of the Financial Statements, and the results of operations for the periods then ending; and (C) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved, subject in the case of the Interim Financial Statements to normal recurring year end adjustments, the absence of notes and any adjustments or the lack thereof on account of the Trust. The Interim Financial Statements form part of Schedule 3.8.
                                  -------- ---

          (b)  Except as set forth on Schedule 3.8, the Company has no material
                                      ------------
liability or obligation, whether accrued, absolute or contingent, that is not reflected or reserved against in the December 31, 1998 balance sheet or the June 30 Balance Sheet, except for current liabilities incurred in the ordinary course of business since the respective dates thereof. Except as described in Section 3.8(a), any items of income or expense which are of a nonrecurring nature are separately disclosed in the Financial Statements. Except as set forth on
Schedule 3.8 and Schedule 7.11, the Company has no indebtedness for borrowed
------------     -------------
money (including capitalized lease and loan obligations).

     3.9  Books and Records.  The books and records of the Company are true,
          -----------------
accurate and complete and, where appropriate, have been maintained in accordance with GAAP applied on a consistent basis. At Closing, all such books and records, including, without limitation, all Tax Returns (as defined in Section 3.21) will be in the possession of the Company.

     3.10 Title to Assets.  The Company has good and marketable title to all of
          ---------------
the properties and assets (real or personal, tangible or intangible) owned by it (including, without limitation, those properties and assets shown on the June 30 Balance Sheet), and a valid leasehold or other possessory interest in all other properties and assets used, operated or occupied by it, located on its premises or otherwise shown on the June 30 Balance Sheet, except for tangible personal property sold or disposed of in the ordinary course of business of the Company and consistent with past practice since June 30, 1999. All of the Company's properties and assets (whether real or personal, tangible or intangible, owned, leased or otherwise acquired) are free and clear of any liens, claims, charges, security interests, mortgages, pledges or other encumbrances or restrictions of any nature whatsoever (collectively, "Liens"), other than:

          (a)  Liens for taxes not yet due and payable; and

          (b)  Liens described on Schedule 3.10.  There are no existing breaches
                                  -------------
or defaults of the Company, or to the best knowledge of the Warranting Shareholders and the Company any existing breaches or defaults by any other party, under, and no events or circumstances have occurred with respect to the Company, or to the best knowledge of the Warranting Shareholders and the Company with respect to any other party, which, with or without notice or lapse of time or both, would constitute a breach of or a default under, any instrument, agreement or other document that creates, evidences or constitutes any such Lien or that evidences, secures or governs the terms of any indebtedness or obligation secured by any such Lien (any such instrument, agreement or other document is referred to herein as a "Lien Instrument"). Except as described in paragraphs 4 and 5 of Schedule 3.10 , the sale of the Shares by Sellers to Buyer will not, with respect to any Lien Instrument, (i) constitute a breach thereof or a default thereunder; (ii) permit (with or without notice, lapse of time or both), cause or result in (A) the acceleration of any indebtedness or other obligation evidenced, secured or governed thereby or (B) the foreclosure or other enforcement of any such Lien; (iii) permit or cause the terms thereof to be renegotiated; or (iv) require the consent of the holder of any such indebtedness or obligation or any third party.

     3.11 Real Property.
          -------------

          (a)  Owned.  The Company presently owns no real property, and has
               -----
never owned any real property.

          (b)  Leased.  Schedule 3.11(b) contains a true and correct description
               ------   ----------------
of all real property leased by the Company (the "Leased Real Property"), of all leases relating to the Leased Real Property (collectively, the "Real Property Leases"), and of all Liens upon or affecting the Buyer's rights to or interest in any of the Leased Real Property or any Real Property Lease. Except as set forth in Schedule 3.11(b), (i) the Company has not sublet, or granted to any
         ----------------
other person any right of use, operation or occupancy of, any of the Leased Real Property, (ii) the Company has not sold, transferred or assigned, or granted any Lien on or otherwise encumbered, all or any portion of its interest under any Real Property Lease, (iii) no person or entity has any sub-leasehold interest in, and no person or entity (other than the Company) has any right to use, operate or occupy, any Leased Real Property and (iv) all monies due by the Company to the Trust or to any other person with respect to the Leased Real Property as of the date of this Agreement, or which to the knowledge of the Warranting Shareholders or the Company will be claimed by such persons, have been paid in full. Sellers have delivered to Buyer true, correct and complete copies of (A) all of the Real Property Leases, (B) all title insurance policies insuring any leasehold or other interest of the Company in, and all surveys in the Company's possession of, the Leased Real Property, (C) all instruments, agreements and other documents creating, evidencing or constituting any Liens upon any of the Leased Real Property or any Real Property Lease, and (D) all instruments, agreements and other documents evidencing or otherwise relating to any transaction or other arrangement described or referred to in the immediately preceding sentence. Each of the Real Property Leases is valid, binding and enforceable in accordance with its terms and is in full force and effect, and there are no offsets or defenses by either landlord or tenant thereunder (provided, however, that the foregoing statement is made to the best knowledge of the Warranting Shareholders and the Company with respect to the Leased Real Property in Franklin, Massachusetts). There are no existing breaches of or defaults by the Company or the Trust, or to the best knowledge of the Warranting Shareholders and the Company any existing breaches of or defaults by any other party, under, and no events or circumstances have occurred which, with or without notice or lapse of time or both, would constitute a breach of or a default under, any of the Real Property Leases. The sale of the Shares by Sellers to Buyer will not, with respect to any such Real Property Lease, (1) constitute a breach thereof or a default thereunder; (2) permit (with or without notice, lapse of time or both), cause or result in (x) the termination thereof or (y) the acceleration of any of the rentals due thereunder; (3) permit or cause the terms thereof to be renegotiated; or (4) require the consent of the landlord or any third party.

          (c)  Improvements; Use.  The Leased Real Property is zoned for the
               -----------------
various purposes for which the buildings and other improvements located thereon (the "Improvements") are presently being used (provided, however, that the foregoing statement is made only as to the actual knowledge of the Warranting Shareholders and the Company with respect to the Leased Real Property in Franklin, Massachusetts). Except as described in Schedule 3.11(c), all
                                                 ----------------
Improvements and all uses thereof are in compliance with all material applicable zoning and land use laws, ordinances and regulations. All Improvements are in good repair and in good operating condition, ordinary wear and tear excepted. To the best knowledge of Sellers and the Company, no part of any Improvement encroaches on any real property not included in the Leased Real Property.

     3.12 Tangible Personal Property.  Except as described in Schedule 3.12,
          --------------------------                          -------------
the Company owns or leases all buildings, machinery, equipment and other tangible assets used for the conduct of its business (the "Tangible Property"). Each item of Tangible Property used in the conduct of the Business is in good operating order, condition and repair (ordinary wear and tear excepted) and is suitable for immediate use in the ordinary course of business of the Company. No item of Tangible Property is in need of repair or replacement, except for routine maintenance in the ordinary course of business.

     3.13 Inventories.  All items classified as inventories on the Financial
          -----------
Statements of the Company (i) are in materially good condition, not Obsolete and nondefective; (ii) are materially useable or saleable within twelve months from the date of this Agreement in the ordinary course of business of the Business;
(iii) are located on the premises described on Schedule 3.13; (iv) have been
                                               --------------
acquired by the Company only in bona fide transactions entered into in the ordinary course of business; and (v) as at March 31, 1999, were reasonable in relation to the then existing circumstances of the Company and classified as current assets in accordance with GAAP and fairly reflected the average inventory levels maintained during the 12-month period ended on that date. The inventory, taken as a whole, as reflected in the March 31 Balance Sheet and books and records of the Company is reflected on the basis of a partial physical count and is valued at the lower of cost and net realizable value. Since March 31, 1999, no inventory has been sold or disposed of except in anticipation of and through sales in the ordinary course of business.

     3.14 Contracts.  Schedule 3.14 lists all contracts, commitments,
          ---------   -------------
guarantees, agreements (including agreements for the borrowing of money or the extension of credit), leases (other than Real Property Leases), licenses, understandings and obligations, whether written or oral, to which the Company is party or by which the Company is bound, (i) that involve the expenditure by any party to such contract, commitment, agreement, lease, license, understanding or obligation of more than $10,000; (ii) that are not terminable by either party without penalty on 30 days' notice; (iii) under which the Company has incurred or may incur any severance pay or special compensation obligation which would become payable by reason of this Agreement or the consummation of the transactions contemplated hereby; (iv) under which the Company is or will after Closing be restricted from carrying on any business or other activities or which relates to confidentiality obligations; (v) under which the Company is obligated to sell or otherwise dispose of any assets except in the ordinary course of business; (vi) under which the Company has or will after the Closing have any liability or obligation to or for the benefit of any Seller or any affiliate of any Seller; (vii) under which the Company has any liability or obligation for debt of another person or constituting or giving rise to a guarantee of any liability or obligation of any person; or (viii) under which the Company is or may become obligated to pay any amount in respect of indemnification obligations, purchase price adjustment or otherwise (other than as contemplated by the Articles of Organization or Bylaws of the Company or by this Agreement) in connection with any acquisition or disposition of assets or securities or any merger, consolidation or other business combination (each of which is referred to herein as a "Contract").

The Company has delivered to Buyer true and complete copies of all written Contracts and true and complete memoranda of all oral Contracts, including any and all amendments and other modifications to such Contracts. Each of the Contracts is valid, binding and enforceable in accordance with its terms and is in full force and effect. With respect to the Company, there are no existing breaches or defaults, and no events or circumstances have occurred which, with or without notice or lapse of time or both, would constitute breaches or defaults, under any of the Contracts. The sale of the Shares by Sellers to Buyer will not, with respect to any Contract, (i) constitute a default thereunder;
(ii) require the consent of any person or party, except for the Required Consents; or (iii) affect the continuation, validity and effectiveness of any Contract or the terms of any Contract.

     3.15 Receivables.  All accounts receivable and trade accounts reflected on
          -----------
the March 31 Balance Sheet (less any such receivables collected since March 31,
1999) and all accounts receivable and trade accounts presently owing and to be owing to the Company on the Closing Date (collectively, the "Receivables"), in each case net of the reserves established and reflected on the March 31 Balance Sheet or the Closing Balance Sheet (as the case may be), are, and on the Closing Date will be, legal, valid and binding obligations. Except as set forth on
Schedule 3.15, all such Receivables were and will be created in the ordinary
-------------
course of business of the Business and are reflected properly on its books and records in accordance with GAAP. Except as set forth on Schedule 3.15, the
                                                        -------------
reserves established for doubtful or uncollected accounts as shown on the March 31 Balance Sheet, and to be shown on the Closing Balance Sheet, are consistent in amount to those historically established with respect to the accounts receivable of the Business. Prior to Closing, the ADD's receivable shall have been written off in its entirety.

     3.16 Intellectual Property.  Schedule 3.16 sets forth a list of all
          ---------------------   -------------
trademarks, trade names and logos owned or used by the Company (the "Marks"). Each of the Marks has been in continuous use prior to the date the Company was formed, and each of the Marks is now in use in interstate or intrastate commerce, in each case as stated on Schedule 3.16, on or in connection with all
                                    -------------
of the goods or services set forth on such Schedule. The Company owns all right, title and interest in and to the Marks, free and clear of any Liens or licenses. The Company has not licensed any of the Marks to any third party, and no third party has any right to use any of the Marks. There are no claims or suits pending or, to the best knowledge of the Warranting Shareholders or the Company, threatened against the Company challenging the Company's ownership of or unencumbered right to use any of the Marks or alleging that any of the Marks infringes any rights of any third parties, nor does there exist any basis therefor.

     3.17 Suppliers and Customers.  Schedule 3.17 sets forth the Company's top
          -----------------------   -------------
ten suppliers, together with the dollar amount of goods or services purchased from each such supplier during the fiscal year ended December 31, 1998 and the six-month period ended June 30, 1999, as well as the Company's top ten customers, together with the dollar amount of goods or services sold to each such customer during the twelve-month period ended June 30, 1999. Except as otherwise set forth in Schedule 3.17, since December 31, 1998, there has been
                       -------------
no material adverse change in the business relationship of the Company with any supplier or customer named in Schedule 3.17. No customer or supplier named in
                              -------------
Schedule 3.17 (i) has terminated or materially altered, or notified the Company
-------------
that it is considering terminating or materially altering, its relationship with the Company, or (ii) since June 30, 1999, notified or overtly threatened that it intends to modify or has modified such relationship with the Company in a manner which is less favorable to the Company or have agreed not to or will not agree to do business on such terms and subject to such conditions at least as favorable as the terms and conditions as provided to the Company as of June 30, 1999. The Company and the Sellers have no knowledge that any customer intends to decrease its purchase of products or services from the Company or to terminate or materially alter its relationship with the Company.

     3.18 Litigation.  Except as described on Schedule 3.18, there are no
          ----------                          -------------
claims, actions, suits, inquiries, hearings or investigations ("Claims") pending or, to the best knowledge of the Company and Sellers, overtly threatened, against the Company or any Seller or to which the Company is party. Except as described on Schedule 3.18, no Claims have been brought within the last three
             -------------
years against the Company or any Seller or to which the Company or any Seller is party. To the knowledge of the Warranting Shareholders and the Company, there are no facts or circumstances which could serve as the basis for any Claim against the Company, or, by virtue of the execution, delivery and performance of this Agreement, against Buyer, except for claims which would not, individually or in the aggregate, have a material adverse effect on the financial condition, properties or business of the Company or the Buyer (a "Material Adverse Effect").

     3.19 Compliance with Decrees and Laws.  There is not outstanding or, to
          --------------------------------
the best knowledge of the Company or Sellers, threatened, any order, writ, injunction or judgment of any court, governmental agency or arbitration tribunal against or involving the Company. Except as described in Schedule 3.19, the
                                                         -------------
Company is currently, and has been at all times, in material compliance with all laws, statutes, rules, regulations, orders and licensing requirements of federal, state, local and foreign agencies and authorities applicable to the business and properties of the Company (including, without limitation, those relating to antitrust and trade regulation, civil rights, environment, labor and employment discrimination, affirmative action, safety and health) ("Rules"), except for instances of noncompliance which would not have a Material Adverse Effect. No investigation or review by any federal, state or local body or agency is pending, or to the best knowledge of the Company and Sellers, threatened or planned with respect to the Company.

     3.20 Permits.  The Company has obtained and currently maintains all
          -------
permits, authorizations, certificates, approvals, licenses, exemptions and classifications required for the conduct of its business and the ownership and operation of its assets, all of which are described on Schedule 3.20 (the
                                                       -------------
"Permits"). The Company is not in material violation of any of the Permits, and no proceedings to revoke or limit any Permit are pending or, to the best knowledge of the Company and Sellers, threatened, except for violations or proceedings with respect to any Permits the forfeiture of which would not have a Material Adverse Effect.

     3.21 Taxes.
          -----

          (a)  For purposes of this Section:

               (i) "Tax" or "Taxes" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under

          Section 59A of the Internal Revenue Code of 1986, as amended (the "Code")), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not; and

               (ii) "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          (b) The Company has timely filed all Tax Returns that it was required to file before the Closing Date. All such Tax Returns were correct and complete in all respects. All Taxes owed by the Company (whether or not shown on any Tax Return) have been paid. The Company currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

          (c) The Company has withheld and paid all Taxes required to have been withheld and paid by it in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

          (d) No Seller or director or officer (or employee responsible for Tax matters) of the Company expects any Governmental Authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax liability of the Company either (i) claimed or raised by any Governmental Authority or (ii) as to which any of Sellers and the directors and officers (and employees responsible for Tax matters) of the Company has knowledge. To the knowledge of the Warranting Shareholders and the Company, no such claim is threatened by any Governmental Authority. Schedule 3.21 lists all federal, state, local and foreign income Tax
           -------------
Returns filed with respect to the Company for taxable periods ended on or after December 31 1993, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. Sellers have delivered to Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company since December 31, 1993.

          (e) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (f) The Company has not filed a consent under Code (S)341(f) concerning collapsible corporations. The Company has not made any payments, is not obligated to make any payments and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code (S)280G. The Company has not been a United States real property holding corporation within the meaning of Code (S)897(c)(2) during the applicable period specified in Code (S)897(c)(1)(A)(ii). The Company is not a party to any Tax allocation or sharing agreement. The Company (i) has not been a member of an affiliated group (within the meaning of Code (S)1504(a)) filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (ii) has no liability for the Taxes of any individual, partnership, corporation, association, joint stock company, trust joint venture or unincorporated organization (other than the Company) under Reg. (S)1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

          (g)  Schedule 3.21 sets forth the following information with respect
               -------------
to the Company as of December 31, 1998 (i) the tax basis of the Company in its assets and (ii) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to the Company.

          (h) Excluding the tax effects of the purchase of the Shares hereunder, the unpaid Taxes of the Company (i) did not, as of the most recent fiscal month end, exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent balance sheet (rather than in any notes thereto) and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Returns.

          (i) For the December 31, 1988 tax year and all subsequent tax years, the Company has a valid election in effect under Section 1362(a) of the Code to be treated for federal income tax purposes as an S corporation, and as a consequence of the S election, the Company is and has been exempt from federal and state income taxation as provided in Subchapter S of the Code and analogous state provisions, with the exception of Massachusetts, which may impose excise and/or income taxes on the Company's taxable income. The Company holds no assets that are subject to Tax on built-in gains under Code (S)1374. All current and former shareholders of the Company have at all times been persons eligible to be shareholders of an S corporation under Section 1361(a)(1) of the Code and have complied with all requirements of such section of the Code.

          3.22 Environmental Matters.  Except as described in Schedule 3.22,
               ---------------------                          -------------
the Company has not materially violated and is not presently materially violating any applicable federal, state, county or local statutes, laws, regulations, rules, ordinances, codes, licenses or permits of any governmental authorities relating to environmental matters, including by way of illustration and not by way of limitation the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation Recovery Act, the Clean Air Act, the Clean Water Act, the Occupational Safety and Health Act, the Toxic Substances Control Act, any "Superfund" or "Superlien" law, or any other federal, state or local statute, law, ordinance, code, rule, regulation, order, decree or guideline (whether published or unpublished) regulating, relating to or imposing liability or standards of conduct concerning Hazardous Materials, in each case as amended from time to time (collectively, "Environmental Laws"). No event has occurred or condition exists or operating practice is being employed that will give rise to any liability or losses on the part of the Company either at the present or at any future time (including, without limitation, any obligation to conduct any remedial or monitoring work) under any Environmental Laws or otherwise resulting from or relating to the handling, storage, treatment, generation, use, transportation or disposal of any pollutants or contaminants, hazardous, noxious or toxic materials, commodities or substances by or on behalf of either Company or any of its predecessors or otherwise in or near the Leased Real Property. For purposes of this Agreement, "Hazardous Materials" includes but is not necessarily limited to asbestos, asbestos containing materials ("ACM"), polychlorinated biphenyls, lead-based paints, any petroleum, petroleum by-product (including, but not limited to, crude oil, diesel oil, fuel oil, gasoline, lubrication oil, oil refuse, used motor oil, oil mixed with other waste, oil sludge, and all other liquid hydrocarbons, regardless of specific gravity), natural or synthetic gas, or other hazardous or toxic substances, materials, wastes, pollutants or contaminants defined under or regulated by the Environmental Laws. Specifically, but not in limitation of the foregoing:

          (a) The Company has obtained and is in material compliance with the terms and provisions of all licenses and permits necessary for the Company's operations and its assets to be in compliance with the Environmental Laws, all of which are disclosed on Schedule 3.22. The Company has filed such timely and
                          -------------
complete renewal applications as may be required prior to Closing. The Company has materially complied with all reporting and record keeping requirements applicable to the business under the Environmental Laws.

          (b) The assets of the Company are free of Hazardous Materials, except as used in the ordinary course of business and as permitted under the Environmental Laws.

          (c) The Company has at all times received, handled, used, stored, treated, transported and disposed of all Hazardous Materials in material compliance with all Environmental Laws. The Company has transported or arranged for the transport of any Hazardous Materials from any property that it owns, leases or uses in its operations.

          (d) None of the Leased Real Property has been used at any time by any person as a landfill or a waste disposal site (provided, however, that the Warranting Shareholders and the Company have no knowledge regarding the foregoing with respect to the Leased Real Property in Franklin, Massachusetts).

          (e) No equipment containing or using polychlorinated biphenyls (PCBs) is included in the assets of the Company.

          (f) There are no monitoring wells for monitoring Hazardous Materials on, in, or coming from the Leased Real Property, except as disclosed in the environmental site assessment prepared by Lycott Environmental Services in 1989 and the Phase I Environmental Assessment and Groundwater Sampling performed by Capaccio Environmental Engineering in 1999, copies of which have been delivered to Buyer.

          (g) There are no underground or aboveground tanks or pipelines situated on the Leased Real Property, except as disclosed in the environmental site assessment prepared by Lycott Environmental Services in 1989 and the Phase I Environmental Assessment and Groundwater Sampling performed by Capaccio Environmental Engineering in 1999, copies of which has been delivered to Buyer. The Company has provided Buyer with copies (or if not available, written summaries) of all environmental investigations, studies, audits, reviews and other analyses conducted by or on behalf, or which otherwise are in the possession, of the Company respecting all Leased Real Property.

          (h) There are no liens on the Leased Real Property resulting from any cleanup or proposed cleanup under the Environmental Laws.

          (i)  Except as described in Schedule 3.22, no notices of any
                                      -------------
violation, inquiries or requests for information relating to any of the matters referred to in Subsections (a) through (h) above have been received by Sellers or the Company, and there is no action of any kind pending (or, to the knowledge of the Sellers, threatened) against the Company in respect of any alleged breach, default, violation or noncompliance with any Environmental Law.

     3.23 Insurance.  Schedule 3.23 describes all insurance policies maintained
          ---------   -------------
or paid for by the Company with respect to the business of the Company (including, without limitation, policies on the lives of any shareholders or key employees). Such policies are valid, binding and enforceable in accordance with their terms and are in full force and effect, and all premiums due thereon have been paid and will be paid through the Closing Date.

     3.24 Labor and Employment Matters.  With respect to employment matters:
          ----------------------------

          (a) No employees of the Company are or have been represented by a union or other labor organization or covered by any collective bargaining agreement. To the best knowledge of the Company and Sellers, no union is currently attempting to organize any such employees nor has there been any organizing activity or union elections or campaigns.

          (b) There is no labor strike, dispute, slowdown, stoppage or similar labor difficulty pending or, to the best knowledge of the Company and Sellers, threatened against or affecting the Company, nor have there been any such events pending or, to the best knowledge of the Company and Sellers, threatened during the past five years.

          (c) The Company is in material compliance with all federal, state and local laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, and there is no unfair labor practice charge or complaint or charge of employment discrimination or retaliation against the Company pending or, to the best knowledge of the Company and Sellers, threatened.

          (d) Except with respect to Thomas Harrington and Sheila Chartier and as described in Schedule 3.24(d), no representations have been made by the
                ----------------
Warranting Shareholders or the Company or its employees or agents to employees of the Company with respect to Buyer's intentions to continue to employ, or not to continue to employ, the Company's employees or with respect to the conditions of any such employment.

          (e) The Company's gain sharing plan is provided by the Company in its sole discretion and may be altered, replaced or discontinued at any time without cost to the Company and no representations have ever been made to the contrary by Sellers or the Company or its employees or agents to employees of the Company.

          (f)  No key employee or senior manager of the Company listed on
Schedule 3.24(f) has indicated a desire or plan to resign from the Company,
----------------
whether as a result of this transaction or otherwise.

          (g) There have been no "layoffs" of Company employees or any "plant closings" by the Company, as such terms are defined in the Work Adjustment and Retaining Notification Act ("WARN"), within the past 90 days, nor has there been any previous event which requires the giving of notice under WARN.

          (h)  Except as set forth in Schedule 3.24(h), the Company is not party
                                      ----------------
to any agreement which will require the Company to make any payment or pay any consideration to any employees or other persons of the Company in connection with the execution and delivery of this Agreement, any Ancillary Agreement or the transactions contemplated hereby and thereby.

     3.25 Employees; Compensation; Benefit Plans.
          --------------------------------------

          (a)  Compensation.  Schedule 3.25(a) contains an accurate and complete
               ------------   -------------
list of the name, hire date, position, rate of compensation and any incentive compensation arrangements, bonuses or commissions or fringe or other benefits, whether payable in cash or in kind, of each current employee, director, independent contractor, consultant and agent of the Company and each other person to whom the Company pays or provides, or has an obligation, agreement (written or unwritten), policy or practice of paying or providing, retirement, health, welfare or other benefits of any kind or description whatsoever.

          (b)  Employee Benefit Plans.

               (i) Schedule 3.25(b) contains an accurate and complete list of all Plans, as defined below, contributed to, maintained or sponsored by the Company, to which the Company is obligated to contribute or with respect to which the Company has any liability or potential liability, whether direct or indirect, including all Plans contributed to, maintained or sponsored by each member of the controlled group of companies, within the meaning of Sections 414(b), 414(c), and 414(m) of the Code, of which the Company is a member. For purposes of this Agreement, the term "Plans" shall mean: (A) employee benefit plans as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not funded and whether or not terminated; (B) written employment agreements; and (C) personnel policies or fringe benefit plans, policies, programs and arrangements, whether or not subject to ERISA, whether or not funded, and whether or not terminated, including without limitation, stock bonus, deferred compensation, pension, severance, bonus, vacation, travel, incentive, and health, disability and welfare plans.

               (ii) Except as disclosed on Schedule 3.25(b), the Company does not contribute to, has no obligation to contribute to or otherwise has no liability or potential liability with respect to (A) any Multiemployer Plan (as such term is defined in Section 3(37) of ERISA), (B) any Plan of the type described in Sections 4063 and 4064 of ERISA or in Section 413 of the Code (and regulations promulgated thereunder), or (C) any plan which provides health, life insurance, accident or other "welfare-type" benefits to current or future retirees or current former employees, their spouses or dependents, other than in accordance with Section 4980B of the Code or applicable state continuation coverage law.

               (iii) Except as disclosed on Schedule 3.25(b), none of the Plans obligates the Company to pay separation, severance, termination or similar-type benefits solely as a result of any transaction contemplated by this Agreement or solely as a result of a "change in control," as such term is used in Section 280G of the Code (and regulations promulgated thereunder).

               (iv) Each Plan and all related trusts, insurance contracts, and funds have been maintained, funded and administered in material compliance in all respects with all applicable laws and regulations, including but not limited to ERISA and the Code. None of the Company, any trustee or administrator of any Plan, or any other person has engaged in any transaction with respect to any Plan which could subject the Company, or any trustee or administrator of any Plan, or any party dealing with any Plan, or Buyer to any tax or penalty imposed by ERISA or the Code. No actions, suits, claims, complaints, charges, proceedings, hearings, investigations or demands with respect to the Plans (other than routine claims for benefits) are pending or, to the best knowledge of the Warranting Shareholders or the Company, overtly threatened, and the Company and Warranting Shareholders have no knowledge of any actions, suits, claims, complaints, charges, proceedings, hearings, investigations or demands. No Plan that is subject to the funding requirements of Section 412 of the Code or
          Section 302 of ERISA has incurred any "accumulated funding deficiency" as such term is defined in such sections of ERISA and the Code, whether or not waived. No liability to the Pension Benefit Guaranty Corporation ("PBGC") (except for routine payment of premiums) has been or is expected to be incurred with respect to any Plan that is subject to Title IV of ERISA, no reportable event (as such term is defined in Section 4043 of ERISA) has occurred with respect to any such Plan, and the PBGC has not commenced or threatened the termination of any Plan. None of the assets of the Company is the subject of any lien arising under Section 302(f) or ERISA or Section 412(n) of the Code, the Company has not been required to post any security pursuant to Section 307 of ERISA or Section 401(a)(29) of the Code, and neither the Company, any officer or director of the Company nor any Seller has knowledge of any facts which could be expected to give rise to such lien or such posting of security.

               (v) Each Plan that is intended to be qualified under Section 401(a) of the Code, and each trust (if any) forming a part of such Plan, has received a favorable determination letter from the Internal Revenue Service as to the qualification under the Code of such Plan and the tax exempt status of such related trust, and nothing has occurred since the date of such determination letter that could adversely affect the qualification of such Plan or the tax exempt status of such related trust.

               (vi) No underfunded "defined benefit plan" (as such term is defined in Section 3(35) of ERISA) has been, during the five years preceding the Closing Date, transferred out of the controlled group of companies (within the meaning of Code Sections 414(b), (c) and (m)) of which the Company is a member or was a member during such five-year period.

               (vii) As of the Closing Date, the fair market value of the assets of each Plan that is a defined benefit pension plan equals or exceeds the present value of all vested and non-vested liabilities thereunder determined in accordance with applicable PBGC methods, factors and assumptions applicable to a defined benefit pension plan terminating on such date. With respect to each Plan that is subject to the funding requirements of Section 412 of the Code and Section 302 of ERISA, all required or recommended contributions for all periods ending prior to or as of the Closing Date (including periods from the first day of the then-current plan year to the Closing Date and including all quarterly contributions required in accordance with
          Section 412(m) of the Code) shall have been made. With respect to each other Plan, all required or recommended payments, premiums, contributions, reimbursements or accruals for all periods ending prior to or as of the Closing Date shall have been made. No Plan has any material unfunded liabilities.

               (viii) With respect to each Plan, the Company has provided Buyer with true, complete and correct copies, to the extent applicable, of
          (A) all documents pursuant to which the Plans are maintained, funded and administered, (B) the two most recent annual reports (Form 5500 series) filed with the Internal Revenue Service (with attachments),
          (C) the two most recent actuarial reports, (D) the two most recent financial statements, (E) all governmental rulings, determinations, and opinions (and pending requests for governmental rulings, determinations, and opinions), and (F) the most recent valuation (but in any case at least one that has been completed within the last calendar year) of the present and future obligations under each Plan that provides post-retirement or post-employment health, life insurance, accident or other "welfare-type" benefits.

     3.26 Absence of Certain Changes.
          --------------------------

          Excluding start up costs related to the leased premises in Franklin, Massachusetts in an amount not to exceed $78,000 (exclusive of Company supplied labor), the Company has not, since June 30, 1999, suffered a material adverse change in the business, financial condition, operating results, earnings, assets, customer, supplier, employee or sales representative relations, business prospects, business condition or financing arrangements, or suffered any material casualty loss or damage to its assets (whether or not covered by insurance), all of the foregoing taken as a whole and excluding the effect of general economic conditions. Except as set forth on Schedule 3.26, since
                                                    -------------
December 31, 1998, the Company has conducted its operations and business only in the ordinary course, and has not:

          (a) redeemed or repurchased, directly or indirectly, any shares of capital stock or declared, set aside or paid any dividends or made any other distributions with respect to any shares of its capital stock;

          (b) issued, sold or transferred any notes, bonds or other debt securities or any equity securities, securities convertible, exchangeable or exercisable into equity securities, or warrants, options or other rights to acquire equity securities, of the Company;

          (c) borrowed any amount or incurred or become subject to any liabilities, except liabilities incurred in the ordinary course of business;

          (d) discharged or satisfied any lien or encumbrance or paid any obligation or liability, other than liabilities paid in the ordinary course of business, or prepaid any amount of indebtedness for borrowed money;

          (e) subjected any portion of its properties or assets to any Lien except as disclosed on Schedule 3.10;
                       -------------

          (f) sold, leased, assigned or transferred (including, without limitation, transfers to Seller or any employees or affiliates of the Company) any portion of its tangible assets, except in the ordinary course of business, or canceled without fair consideration any debts or claims owing to or held by it;

          (g) suffered any extraordinary losses or waived any rights of value in excess of $20,000 individually or $75,000 in the aggregate, whether or not in the ordinary course of business or consistent with past custom and practice;

          (h) entered into, amended or terminated any lease, contract, agreement or commitment, or taken any other action or entered into any other transaction other than in the ordinary course of business and in accordance with past custom and practice, or entered into any transaction with any employee, officer or director of the Company or with any Seller;

          (i) entered into any transaction not in the ordinary course of business, or materially changed any business practice;

          (j) made or granted any bonus or any wage, salary or compensation increase to any director, officer, employee or sales representative, group of employees or consultant (whose regular compensation excluding overtime was in excess of $30,000 per year as of December 31, 1998), other than individual increases in the rates of hourly employees in the ordinary course of business, or made or granted any increase in any employee benefit plan or arrangement, or amended or terminated any existing employee benefit plan or arrangement or adopted any new employee benefit plan or arrangement;

          (k) incurred intercompany charges or conducted its cash management customs and practices and accounting methods other than in the usual and ordinary course of business in accordance with past custom and practice;

          (l) made any capital expenditures or commitments for capital expenditures, except that the Company has made all such expenditures and commitments in the ordinary course of business consistent with past practice and current plans for future growth;

          (m) made any loans or advances to, or guarantees for the benefit of, any person or entity;

          (n) made any charitable contributions or pledges in excess of $5,000 in the aggregate;

          (o) entered into any lease of capital equipment or real estate except in the ordinary course of business consistent with past practice and current plans for future growth;

          (p) changed or authorized any change in its Articles of Organization or Bylaws

          (q) delayed or postponed any payment of accounts payable or other liabilities;

          (r) modified or changed the application of GAAP from the manner it was applied in the Financial Statements; or

          (s)  agreed, committed or planned to do any of the foregoing.

     3.27 Related Party Transactions.  Except as described on Schedule 3.27, the
          --------------------------                          -------------
Company is not a party to any agreement with, or any other commitment to (a) any officer or director of the Company; (b) any person related by blood or marriage to any such officer or director; (c) any Seller; or (d) any corporation, partnership, trust or other entity in which the Company, any such officer, director or related person or any Seller has an equity or participating interest (collectively, "Affiliates"). Except as set forth in Schedule 3.27, all
                                                     -------------
transactions between the Company and any Affiliate which occurred during the periods covered by the Financial Statements and are required by GAAP to be reflected therein, are reflected in the Financial Statements at amounts which do not overstate or understate the net worth or net income of the Company as compared with fair market values and prices which would have been charged and paid between parties at arms' length at the time of the entering into of the transactions in question.

     3.28 Brokers.  No finder, broker, agent or other intermediary has acted for
          -------
or on behalf of the Company in connection with the negotiation or consummation of this Agreement, and there are no claims for any brokerage commission, finder's fee or similar payment for which the Sellers or the Company could become liable, save and except for Stonebridge Associates, LLC.

     3.29 Names.  During the term of its existence, the Company has not been
          -----
known by or conducted business under any other name. All assets and rights are held by, and all agreements, obligations, expenses and transactions have been entered into, incurred and conducted by the Company. To the Warranting Shareholders' and Company's best knowledge the Company has the unencumbered right to use its name and neither the Company nor Sellers are aware of the use of any corporate name, trade name, trademark, service mark or other designation which could create a likelihood of confusion with the Company's name.

     3.30 Bank Accounts.  Schedule 3.30 sets forth (a) a true and complete list
          -------------   -------------
of the names of each bank, trust company, securities broker and other financial institution at which the Company has an account or safe deposit box or maintains a banking, custodial, trading or other similar relationship; and (b) a true and complete list and description of each such account, box and relationship, indicating in each case the account number and the names of the officers, employees, agents or other representatives of the Company having access, signatory power or power to give direction with respect to such account, box or relationship.

     3.31 Year 2000.  None of the computer software (excluding "shrink wrap
          ---------
software"), computer hardware, other computer and microprocessor-based equipment, or any other equipment which performs or is or may be required to perform functions necessary in the operation of the business that is owned, licensed or used by Company (collectively, the "Computer Devices") will suffer a Year 2000 Problem. The Company has prepared and is implementing a written plan of action to ensure that the Computer Devices will not have a Year 2000 Problem, which plan of action is scheduled to be complete not later than October 31, 1999 and a copy of which is attached hereto as Schedule 3.31. No material supplier
                                          -------------
of goods and services, including, but not limited to, any supplier of Computer Devices, has notified Sellers or the Company that any of the computer software, computer hardware or other computer and microprocessor-based equipment owned, licensed or used by such supplier will have a Year 2000 Problem, and the Warranting Shareholders and the Company have no knowledge of any material supplier whose services may be interrupted by a Year 2000 Problem. For the purposes of this Section 3.31, "Year 2000 Problem" shall mean any failure of a Computer Device to: (a) store all date-related information and process all data interfaces involving dates in a manner that unambiguously identifies the century, for all date values before, during or after the Year 2000; (b) calculate, sort, report and otherwise operate correctly and in a consistent manner and without interruption, regardless whether the date on which the Computer Device is operated or executed is before, during or after the Year 2000; (c) report and display all dates with a four-digit date so that the century is unambiguously identified; and (d) handle all leap years, including, but not limited to, Year 2000 leap year, correctly.

     3.32 Disclosure.  No representation, warranty or statement made by any
          ----------
Seller or the Company in this Agreement, or any Schedule attached to this Agreement or in any of the Ancillary Agreements furnished or to be furnished to Buyer pursuant to this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements contained in this Agreement or such other document not misleading. The fact that Sellers or the Company has delivered copies of certain documents to Buyer shall not alone constitute disclosure of facts required to be disclosed on any Schedule to this Agreement, unless such document is expressly referenced in such Schedule. A reference to a document in one Schedule shall not constitute a disclosure for purposes of another Schedule unless such reference is in itself made with such specificity that no other explanation or additional information is necessary for a reasonable person to determine that the disclosure also applies with respect to such other Schedule.

                                   ARTICLE 4
                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

     Buyer represents and warrants to Sellers and the Company as follows:

     4.1  Organization and Good Standing.  Buyer is a corporation duly
          ------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware.

     4.2  Authority.  Buyer has all requisite power and authority to execute,
          ---------
deliver and perform this Agreement and the other agreements referred to herein to which it is a party (collectively, the "Buyer Agreements") and to consummate the transactions contemplated by the Buyer Agreements. The execution, delivery and performance of the Buyer Agreements, and the consummation of the transactions contemplated by the Buyer Agreements, have been duly and validly authorized by all necessary corporate and shareholder action on the part of Buyer. The Buyer Agreements have been, or, with respect to Buyer Agreements to be executed at the Closing, will be, duly executed and delivered by Buyer and each constitutes, or will constitute when executed and delivered, a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

     4.3  No Conflict or Breach.  The execution, delivery and performance of the
          ---------------------
Buyer Agreements do not and will not:

          (a) conflict with or constitute a violation of the Articles of Incorporation or Bylaws of Buyer;

          (b) assuming compliance with the HSR Act, conflict with or constitute a violation of any statute, judgment, order, decree or regulation of any court, administrative agency, governmental authority or arbitrator applicable to or relating to Buyer; or

          (c) conflict with, constitute a default under, result in a breach or acceleration of or require notice to or the consent of any third party under any contract, agreement, lease, commitment, mortgage, note, license or other instrument or obligation to which Buyer is party or by which it is bound or by which its assets are affected.

     4.4  Approvals.  Except as required by the HSR Act, no consent, approval,
          ---------
authorization, registration or filing with any federal, state or local judicial or governmental authority or administrative agency or any other party is required in connection with the valid execution and delivery by Buyer of the Buyer Agreements or the consummation by Buyer of the transactions contemplated in the Buyer Agreements.

     4.5  Investment Intent.  Buyer is acquiring the Shares for its own account
          -----------------
and not with a view to their distribution within the meaning of applicable federal and state securities laws.

     4.6  Brokers.  No finder, broker, agent or other intermediary has acted for
          -------
or on behalf of Buyer in connection with the negotiation or consummation of this Agreement, and there are no claims for any brokerage commission, finder's fee or similar payment due from Buyer, other than amounts due, if any, from Buyer to its affiliates and to Buis and Co.

     4.7  Source of Funds.  The Initial Purchase Price to be paid at Closing by
          ---------------
the Buyer to the Sellers shall be funded out of borrowings pursuant to the Credit and Guarantee Agreement dated as of July 28, 1999 among SMTC Corporation, the Buyer, the Surface Mount Technology Centre, Inc., Lehman Commercial Paper Inc., as general administrative agent, the lenders from time to time parties thereto and the other parties listed therein.

                                   ARTICLE 5
                     COVENANTS OF SELLERS AND THE COMPANY
                     ------------------------------------

     Sellers and the Company jointly and severally covenant and agree with Buyer as follows:

     5.1  Conduct of Business.  In the event the Closing does not occur on the
          -------------------
date hereof, between the date of this Agreement and the Closing Date (in the event the parties agree that the Closing Date shall be subsequent to the date of this Agreement), the Company shall, and Sellers shall cause the Company to, except as otherwise specifically consented to in writing by Buyer:

          (a) Conduct its operations in the normal and customary manner in the ordinary course of business;

          (b) Maintain and keep its tangible assets in good operating order, repair and condition (ordinary wear and tear excepted);

          (c) Keep in full force and effect the insurance described in Section 3.23;

          (d) Perform all of its obligations in a timely manner and in the ordinary course under and not amend, alter or modify any provision of the Contracts and Real Property Leases;

          (e) Use its best efforts to preserve its organization intact and maintain its relationships with its employees, suppliers and customers;

          (f) Promptly advise Buyer in writing of any material adverse change in the condition (financial or otherwise) of its business or assets;

          (g) Promptly advise Buyer in writing of the occurrence of any event or circumstance which would reasonably be expected to affect the consummation of the transactions contemplated by this Agreement or which, if in existence on the date of this Agreement, would have been required to have been disclosed in a Schedule to this Agreement;

          (h) Promptly advise Buyer in writing of any material change in the list of employees referred to in Section 3.25(a) or in the compensation payable to any such employee;

          (i) Maintain and collect the Receivables and extend credit terms to its customers in the ordinary course of business consistent with past practices;

          (j) Not declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock;

          (k) Not make any capital expenditures without the prior written consent of Buyer; and

          (l) Not take any affirmative action, or fail to take any reasonable action within Sellers' or the Company's control, as a result of which any of the changes or events listed in Section 3.26 is likely to occur.

     5.2  Access and Information.  Sellers and the Company shall permit Buyer
          ----------------------
and its counsel, accountants and other representatives full access during normal business hours to all the properties, assets, books, records, agreements and other documents of the Company. Sellers and the Company shall furnish to Buyer and its representatives all information concerning the Company as Buyer may reasonably request. Sellers and the Company shall permit and facilitate communications between Buyer and the Company's suppliers, customers, landlords and other persons having relationships with the Company.

     5.3  No Other Solicitations.  Until the earlier of the Closing Date or the
          ----------------------
termination of this Agreement, Sellers and the Company agree that they will not, and the Company will cause its affiliates, directors, officers, employees, representatives and agents not to, directly or indirectly, solicit or initiate or engage in discussions or transactions with, or engage, or provide any information to, any corporation, partnership or other entity or group (other than Buyer or its designees) concerning any merger, sale of ownership interests or assets, recapitalization or similar transaction. The Company represents that neither it nor any of its affiliates is bound by any agreement with respect to any such transaction other than as contemplated by this Agreement. The Company and the Sellers also agree to notify Buyer upon receipt of any inquiries from any entity or group with respect to a potential transaction involving the Company or its assets.

     5.4  Tax Matters.
          -----------

          (a)  Section 338(h)(10) Election.  Each Seller agrees, if so directed
               ---------------------------
by Buyer, to join with Buyer in making an election under Section 338(h)(10) of the Code (and any corresponding elections under state, local, or foreign tax law) (collectively, a "338(h)(10) Election") with respect to the purchase and sale of the Shares. In connection with the 338(h)(10) Election, the Buyer and the Sellers shall execute and timely file Form 8023, Elections under Section 338 for Corporations Making Qualified Stock Purchases, wherein the "modified aggregate deemed sales price," as determined by the Buyer, shall be allocated by the Buyer among the Company's assets in accordance with Treasury Regulation (S) 1.338(h)(10)-1(f). Buyer shall allocate such amounts no later than 21 days following the delivery of the Closing Balance Sheet. Sellers shall cooperate and provide all reasonable assistance to Buyer in the preparation of Form 8023. The Sellers shall timely prepare and file the Company's final tax returns as an S corporation for its taxable year ending with the Closing (the "S Termination Year"), in a manner consistent with the 338(h)(10) Election and the Form 8023 filed thereunder, subject to any adjustments determined by Buyer to be required under Treasury Regulation (S) 1.338(b)-3T(h)(3), all subject to Buyer's review and approval. The Sellers will timely file all of their respective required Tax returns for their taxable years that include the S Termination Year (the "Shareholder Returns") in a manner consistent with the 338(h)(10) Election and the Form 8023 filed thereunder, subject to any adjustments determined by Buyer to be required by Treasury Regulation (S) 1.338(b)-3T(h)(3). The Sellers acknowledge that the 338(h)(10) Election will result in the Company being treated for Federal and Massachusetts income Tax purposes as having distributed its assets to the Sellers in complete liquidation on the date of the Closing and that the Company will be deemed to have sold all of its assets in such liquidation at their fair market value, with the result that any gain deemed realized by the Company will be taxable to the Sellers on their respective Shareholder Returns and that some of such gain may be treated as ordinary income, rather than capital gain. The Sellers agree that they shall pay any individual state and federal income Taxes resulting from the 338(h)(10) Election and acknowledge that no distribution shall be made by the Company to them either at or before Closing or thereafter with respect to any such Tax liabilities, subject to the provisions of Section 5.4(b) below. Any excise, transfer, documentation, sales use, stamp, registration, mortgage recordation, or similar Taxes and fees ("Transfer Taxes") resulting from the sale of the Shares shall be borne by Sellers and Sellers will, at their own expense, file all necessary Tax Returns and other documentation with respect to such Transfer Taxes. Any other Transfer Taxes, including those resulting from the 338(h)(10) Election (except as described below) shall be borne by the Buyer and Buyer will, at its own expense, file all necessary Tax Returns and other documentation with respect to such Transfer Taxes. The term "Transfer Taxes" shall specifically exclude the portion of the Massachusetts corporation excise tax which is a tax on income. It is anticipated that the 338(h)(10) Election will cause the company to incur a Massachusetts corporation excise tax liability on income. It is understood by the Buyer that the Massachusetts corporation excise tax liability on income will be paid entirely by the Buyer and will not be reimbursed by the Sellers. If the payment of such corporate excise tax results in additional income to the Sellers, such amount shall also be subject to reimbursement under Section 5.4(b) below. It is also anticipated that there will not be any corporate income tax under Sections 1374 or 1375 of the Code (or any similar provision under state law), but if such tax is imposed, the Sellers, jointly and severally, shall indemnify the Buyer for such tax.

          (b)  338(h)(10) Reimbursement. Buyer shall pay to the Sellers as
               ------------------------
additional consideration, to be considered as part of the Purchase Price, an amount equal to the calculated increase in the Sellers' Taxes resulting from additional Taxes resulting from the 338(h)(10) Election over the amount of Taxes that would have been payable had the 338(h)(10) Election not been made and, instead, the Sellers were treated for Tax purposes as having sold their shares (other than any additional Taxes under Sections 1374 or 1375 of the Code and similar provisions of state law). Buyer and Sellers shall agree upon the reimbursement amount and methodology no later than 15 days following receipt of the Buyer's allocation of the adjusted purchase price among the Company's assets. The reimbursement amount shall be paid by the Buyer to the

Sellers within 3 business days after the Buyer and Sellers have agreed to the calculation of the reimbursement amount. If, subsequent to any reimbursement under Section 5.4(b) hereof, the Internal Revenue Service finally determines a tax liability based upon the Company's tax return intended to be covered by this
Section 5.4, the parties agree to make a reasonable equitable adjustment based on the allocation of liabilities contained in this Section 5.4.

          (c)  Tax Periods Ending On or Before the Closing Date.  Sellers shall
               ------------------------------------------------
prepare or cause to be prepared and file or cause to be filed all income Tax Returns for the Company for all periods ending on or prior to the Closing Date which are to be filed after the Closing Date. Sellers shall permit the Buyer to review and comment on each such income Tax Return described in the preceding sentence prior to filing and the calculation of the Final Election Amount. Sellers shall reimburse Buyer for all Taxes (whether income or other Taxes) of the Company with respect to such periods within fifteen (15) days before payment by Buyer or the Company of such Taxes to the extent such Taxes are not reflected in the reserve for Taxes (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the Closing Balance Sheet (as finally determined in accordance with Section 1.2(e)) used in calculating the Working Capital. This provision contemplates that there will be a purchase price adjustment as described in Section 1.2.
                                            -----------

          Buyer shall prepare or cause to be prepared and file or cause to be filed all other Tax Returns for the Company for all periods ending on or prior to the Closing Date which are to be filed after the Closing Date. Buyer shall permit the Sellers to review and comment on each such Tax Return described in the preceding sentence prior to filing. Sellers shall reimburse Buyer for Taxes of the Company with respect to such periods within fifteen (15) days before payment by Buyer or the Company of such Taxes to the extent such Taxes are not reflected in the reserve for Taxes (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the Closing balance sheet used in calculating the Working Capital. This provision contemplates that there will be a purchase price adjustment as described in Section 1.2.
             -----------

          (d)  Tax Periods Beginning Before and Ending After the Closing Date.
               --------------------------------------------------------------
Buyer shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Company for Tax periods which begin before the Closing Date and end after the Closing Date. Sellers shall pay to Buyer within fifteen (15) days after the date on which Taxes are paid with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such Tax period ending on the Closing Date to the extent such Taxes are not reflected in the reserve for Taxes (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Closing balance sheet used in calculating the Final Purchase Price. For purposes of this Section 5.4(d), in the case of any Taxes that are imposed on a periodic basis and are payable for a Tax period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such Tax period ending on the Closing Date shall (i) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Tax period multiplied by a fraction the numerator of which is the number of days in the Tax period ending on the Closing Date and the denominator of which is the number of days in the entire Tax period, and (ii) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant Tax period ended on the Closing Date. Any credits relating to a Tax period that begins before and ends after the Closing Date shall be taken into account as though the relevant Tax period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Company.

          (e)  Cooperation on Tax Matters.  Buyer, the Company and Sellers shall
               --------------------------
cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company and Sellers agree (i) to retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Company or Sellers, as the case may be, shall allow the other party to take possession of such books and records. Buyer and Sellers further agree, upon request, to use their best efforts to obtain any certificate or other document from any Governmental Authority as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby). Buyer and Sellers further agree, upon request, to provide the other party with all information that either party may be required to report pursuant to Section 6043 of the Code and all Treasury Department Regulations promulgated thereunder. After the Closing, if any Seller receives notice (a "Tax Notice") of any examination or audit of any Company Tax return, or of the imposition of any proposed assessment with respect to the Company, by the Internal Revenue Service or any state taxing authority, the recipient Seller shall notify the Buyer and the Company in writing (providing copies of any written notices or correspondence from the Internal Revenue Service or other taxing authority respecting such Tax Notice) within ten (10) days of receiving such notice. If Buyer or the Company receives any Tax Notice, Buyer or the Company, as applicable, shall notify the Sellers in writing (providing copies of any written notices or correspondence from the Internal Revenue Service or other taxing authority respecting such Tax Notice) within ten
(10) days of receiving such notice.

          (f)  [Reserved.]
               -----------

          (g)  Inadvertent Termination of S Election.  In the event at any
               -------------------------------------
time prior to the Closing, the Company's election to be an S corporation should be discovered to be an inadvertent invalid election or to have been inadvertently terminated within the meaning of Section 1362(f) of the Code, the Company and the Sellers shall promptly and at the Sellers' expense take all steps necessary to cause the Company to be treated as an S corporation pursuant to such Section 1362(f) notwithstanding such inadvertent invalid election or inadvertent termination.

     5.5  Release of Certain Guaranty and Lien
          ------------------------------------

          (a) The Company has guaranteed the obligations of the Trust to the Fleet National Bank (as indirect successor to the Bank of New England, N.A.) by a Guaranty dated August 23, 1989 and reaffirmed on October 31, 1996 (the "Guaranty"). On or before the Closing, the Sellers jointly and severally agree, at their own cost and expense, to take such action as may be necessary to cause such Guaranty to be released and to cause the Company to be discharged from any further liability with respect to the obligations guaranteed thereby or undertaken in connection therewith.

          (b) On or before the Closing, the Company shall cause the liens against certain fixtures of the Company located on its Leased Real Property and against other assets pursuant to the Guaranty and Mortgage between the Trust and New England Bank, N.A. (and its successors) dated August 23, 1989, to be released and to cause the Company to be discharged from any further liability with respect to the obligations guaranteed thereby or undertaken in connection therewith.

     5.6  Restrictions on Transfer of Capital Stock.  At the Closing, the
          -----------------------------------------
Sellers shall have caused the Shareholders' Agreement by and among the Company and the Sellers, dated September 17, 1991, as amended from time to time, to be terminated. Sellers additionally shall have caused the Company to waive the provisions of Article V of the Articles of Organization.

     5.7  Environmental Compliance.  The Warranting Shareholders jointly and
          ------------------------
severally covenant and agree that they will, after the Closing, reimburse, indemnify and hold harmless Buyer from and in respect of all Losses that arise from, are based on or relate or otherwise are attributable to matters described in Exhibit 5.7 (including without limitation the costs incurred by the Company
   -----------
in becoming compliant with such matters).

                                   ARTICLE 6
                               MUTUAL COVENANTS
                               ----------------

     Each of Buyer, Sellers and the Company covenants and agrees with the other as follows:

     6.1  Best Efforts.  Each of Buyer and Sellers and the Company shall use its
          ------------
commercially reasonable best efforts to make or obtain all consents, approvals, authorizations, registrations and filings with all federal, state or local judicial or governmental authorities or administrative agencies as are required to be obtained by such person in connection with the consummation of the transactions contemplated by this Agreement, the Buyer Agreements and the Seller Agreements, respectively. Each party shall cooperate with the other parities in their efforts to obtain such consents, approvals, authorizations, registrations and filings.

     6.2  Confidentiality.  In recognition of the confidential nature of certain
          ---------------
of the information which will be provided to each party by the others, each of Buyer, Sellers and the

Company agrees to retain in confidence, and to require its directors, officers, employees, consultants, professional representatives and agents (collectively, its "Representatives") to retain in confidence all confidential information transmitted or disclosed to it by another party to this Agreement, and further agrees that it will not use for its own benefit and will not use or disclose to any third party, or permit the use or disclosure to any third party of, any confidential information obtained from or revealed by the other, except that each of Buyer, Sellers and the Company may disclose the information to those of its Representatives who need the information for the proper performance of their assigned duties with respect to the consummation of the transactions contemplated by this Agreement. In making such information available to its Representatives, each of Buyer, Sellers and the Company shall take any and all precautions necessary to ensure that its Representatives use the information only as permitted by this Agreement. Notwithstanding anything to the contrary in the foregoing provisions, such information may be disclosed (a) where it is necessary to any regulatory authorities or governmental agencies, (b) if it is required by court order or decree or applicable law, (c) if it is ascertainable or obtained from public or published information, (d) if it is received from a third party not known to the recipient to be under an obligation to keep such information confidential, or (e) if the recipient can demonstrate that such information was in its possession prior to disclosure of the information in connection with this Agreement. If any party shall be required to make disclosure of any such information by operation of law, such disclosing party shall give the party from whom such information was received prior notice of the making of such disclosure and shall use all reasonable efforts to afford such other party an opportunity to contest the making of such disclosure. After the Closing, Sellers agree to retain in confidence all confidential information regarding the Company. Nothing in this Section 6.2 shall prevent Buyer from disclosing confidential information regarding the Company to others, in its sole discretion, following the Closing. In the event that the Closing shall not occur, each of Buyer, Sellers and the Company shall immediately deliver, or cause to be delivered, to the party from whom such information was received (without retaining any copies) any and all documents, statements or other written information obtained from the other that contain confidential information.

     6.3  Expenses of the Transactions.  Whether or not the transactions
          ----------------------------
contemplated hereby are consummated, (i) Buyer will pay the fees, expenses and disbursements of Buyer and their representatives which are incurred in connection with the subject matter of this Agreement and any amendments to this Agreement, including all costs and expenses incurred in the performance of and compliance with all conditions to be performed by Buyer under this Agreement, and (ii) the Sellers, jointly and severally, will pay from personal funds, and not from funds of the Company, (A) all fees, expenses and disbursements incurred by them, their representatives, or the Company, including without limitation the fees and expenses of accountants and legal counsel incurred in connection with the transactions contemplated hereby (except to the extent such fees and expenses have been paid by the Company on or prior to the Closing) and (B) any late fees, prepayment penalties or other charges beyond principal and interest with respect to indebtedness required to be terminated by this Agreement.

     6.4  Employee Bonus.  Prior to or at the time of Closing, Sellers agree to
          --------------
pay any and all amounts due to employees or other persons that are required to be paid as a result of the execution and delivery by the Company of this Agreement, the Ancillary Agreements or the consummation of the transactions contemplated hereby and thereby, except as provided in this Section 6.4. Notwithstanding the foregoing, Buyer agrees that it will, on or after the Closing, as applicable, cause the Company to pay employee bonuses to those persons named in Exhibit 6.4(a) and at the times and
                                           --------------
in the full amounts ($500,000 in the aggregate) as therein provided. At the Closing, Buyer will cause the Company to pay, and will fund with immediately available funds the payment of, the employee bonuses to the persons and in the amounts set forth on Exhibit 6.4(b). The employee bonus set forth on Exhibit
                     --------------                                   ------
6.4(a) will not reduce the Purchase Price. However, the Purchase Price shall be
------
reduced by the aggregate amount set forth on Exhibit 6.4(b).
                                             --------------

                                   ARTICLE 7
                  CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS
                  -------------------------------------------

     The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions on or before the Closing Date, unless specifically waived in writing by Buyer prior to the Closing Date:

     7.1  Representations and Warranties.  The representations and warranties of
          ------------------------------
Sellers and the Company contained in this Agreement shall have been true and correct on the date of this Agreement and shall be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date.

     7.2  Compliance with Covenants.  Sellers and the Company shall have duly
          -------------------------
performed and complied with all covenants, agreements and obligations required by this Agreement to be performed or complied with by them on or prior to the Closing.

     7.3  Absence of Litigation.  No action or proceeding shall be pending or,
          ---------------------
in the reasonable opinion of Buyer, overtly threatened by or before any court or other governmental body or agency seeking to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which would adversely affect the right of Buyer to own the Shares, or to operate or control the Company after the Closing Date.

     7.4  Consents and Approvals.  All (a) Required Consents, (b) licenses, (c)
          ----------------------
other orders or notifications of, or registrations, declarations or filings with, or expiration of waiting periods imposed by, any applicable governmental or judicial authority and (d) those consents, approvals, authorizations or notifications of third parties that are described on Schedule 7.4, shall have
                                                     -------- ---
been made or obtained or shall have occurred, in a manner reasonably satisfactory in form and substance to Buyer and in a manner which does not affect any rights of the Company under any Contract or Real Property Lease.

     7.5  [Reserved.]
          -----------

     7.6  Removal of Liens.  All Liens, with the exception of those Liens
          ----------------
described in Schedule 7.6, indicated to exist by record searches made by Buyer prior to the Closing Date (specifically including but not limited to those Liens described on Schedule 3.10) shall have been
             -------------
removed, and Sellers and the Company shall have provided evidence satisfactory to Buyer of such removal; provided however that the Company and/or Sellers may be permitted to make arrangement for a discharge of any such Lien contemporaneously with the Closing.

     7.7  Legal Opinion.  Buyer shall have received from Shapiro, Israel &
          -------------
Weiner, P.C., counsel to Sellers and the Company, an opinion, dated the Closing Date, in the form of Exhibit 7.7.
                     -----------

     7.8  No Claim Regarding Shares.  No claim shall have been made or
          -------------------------
threatened that any person or entity (other than Sellers) (a) is the holder or beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any of the Shares or any other voting, equity, or ownership interest in, the Company, or (b) is entitled to all or any portion of the Purchase Price.

     7.9  Employees.
          ---------

          (a) Each of Thomas Harrington and Sheila Chartier shall have executed new employment agreements (the "New Employment Agreements") with the Company in the form attached hereto as Exhibits 7.9(a)(1) and 7.9(a)(2). The New
                            --------------------------------
Employment Agreements are to commence as at the Effective Time and shall supersede existing employment arrangements made between the Company and these senior employees and shall be in full force in effect as of the Closing.

          (b) Each of Thomas Harrington and Sheila Chartier shall have executed Releases in the form attached hereto as Exhibits 7.9(b)(1) and 7.9(b)(2).
                                        --------------------------------

          (c) Thomas M. Harrington, Inc. shall have executed an agreement, in a form satisfactory to the Buyer in its sole discretion, terminating the Agreement among the Company, Thomas M. Harrington, Inc. and Thomas Harrington, dated as of January 1, 1997.

     7.10 Holliston Lease.  Buyer shall have entered into a lease (the
          ---------------
"Holliston Lease") with Airedale Realty Trust, the owner of the premises at 29 Everett Road, Holliston, Massachusetts, presently leased by the Company (the "Holliston Facility"), in substantially the form attached hereto as Exhibit 7.10
                                                                    ------------
at a lease rate no greater than the Company's present lease rate (plus customary annual increases).

     7.11 Repayment of Debt.  The Sellers shall have caused the Company to have
          -----------------
paid off all of its outstanding indebtedness other than trade payables, accrued payables and capitalized equipment lease and loan obligations; provided however that the Company and/or a discharge of such indebtedness may occur contemporaneously with the Closing in the amounts and to the persons set forth in Schedule 7.11.
   -------------

     7.12 Escrow Agreement.  The Sellers and the Escrow Agent shall have entered
          ----------------
into the Escrow Agreement with Buyer.

     7.13 Resignations.  Paul A. Keany, Edward J. Stewart III, Thomas M.
          ------------
Harrington and David Baer shall have resigned their positions as officers and directors of the Company.

                                   ARTICLE 8
                 CONDITIONS PRECEDENT TO SELLERS' OBLIGATIONS
                 --------------------------------------------

     The obligations of Sellers to consummate the transactions contemplated by this Agreement are subject to the satisfaction of each of the following conditions on or before the Closing Date, unless specifically waived in writing by Sellers prior to the Closing:

     8.1  Representations and Warranties.  The representations and warranties of
          ------------------------------
Buyer contained in this Agreement shall have been true and correct on the date of this Agreement, and shall be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date.

     8.2  Compliance with Covenants.  Buyer shall have duly performed and
          -------------------------
complied with all covenants, agreements and obligations required by this Agreement to be performed or complied with by it on or before the Closing Date.

     8.3  Absence of Litigation.  No action or proceeding shall be pending by or
          ---------------------
before any court or other governmental body or agency seeking to restrain, prohibit or invalidate the transactions contemplated by this Agreement.

     8.4  Legal Opinion.  Sellers shall have received from Ropes & Gray, counsel
          -------------
to Buyer, an opinion, dated the Closing Date, in the form of Exhibit 8.4.
                                                             ------------

     8.5  Holliston Lease.  The Company shall have entered into the Holliston
          ---------------
Lease.

     8.6. Employment Agreements.  The Company shall have executed the New
          ---------------------
Employment Agreements with Thomas Harrington and Sheila Chartier.

                                   ARTICLE 9
                                    CLOSING
                                    -------

     9.1  Closing.  The closing of the sale of the Shares (the "Closing") shall
          -------
take place at the offices of Shapiro, Israel & Weiner, P.C., Boston, Massachusetts, at 10:00 a.m., local time, on the date hereof; provided, however, as follows: (a) if one or more conditions to this Agreement is not satisfied by such date, the party benefiting from such condition may elect, in its sole discretion, one or more postponements of the Closing for the purpose of enabling such condition to be satisfied; and (b) notwithstanding the provisions of the preceding clause (a), in no event may the Closing be postponed beyond September 15, 1999. The date of the Closing is referred to as the "Closing Date", and 11:59 p.m. on the Closing Date is referred to as the "Effective Time."

     9.2  Deliveries by Sellers.  At the Closing, Sellers shall deliver or cause
          ---------------------
to be delivered to Buyer the following:

          (a) stock certificates representing the Shares, duly endorsed in blank or accompanied by stock powers duly executed in blank, sufficient to transfer the Shares on the books of the Company;

          (b)  a release in the form of attached Exhibit 9.2(b) executed by each
                                                 --------------
Seller ("Seller Release");

          (c) all bank books, financial and bank records, bookkeeping and accounting records, copies of all Tax Returns and amendments to all of the foregoing, corporate minute books, stock ledgers and all other books and records of or relating to the Company;

          (d) a certificate signed by each Seller and the Company confirming the satisfaction of the conditions set forth in Sections 7.1 and 7.2 above as to representations, warranties and covenants;

          (e) a copy of all corporate resolutions authorizing the execution, delivery and performance of this Agreement by the Company, and the consummation of the transactions contemplated in this Agreement, accompanied by the certification of the Secretary of the Company to the effect that such resolutions are in full force and effect and have not been amended, modified or rescinded, in the form attached as Exhibit 9.2(e);

          (f) the Company's good standing certificates from the Secretary of State of Massachusetts and each of the states listed on Schedule 3.1, and
                                                        ------------
certificates from the Departments of Revenue of each such jurisdiction stating that all required taxes have been paid by the Company in full;

          (g)  the legal opinion referred to in Section 7.7; and

          (h) satisfactory evidence that all Required Consents have been obtained or satisfied;

          (i)  Tax Form W-9, executed by each of the Sellers; and

          (j)  the resignations referred to in Section 7.13.

     9.3  Deliveries by Buyer.  At the Closing, Buyer shall deliver or cause to
          -------------------
be delivered to Sellers the following:

          (a) a certificate of the President of Buyer confirming the satisfaction of the conditions set forth in Sections 8.1 and 8.2 as to representations, warranties and covenants;

          (b) a copy of all corporate resolutions authorizing the execution, delivery and performance of the Buyer Agreements, and the consummation of the transactions contemplated in the Buyer Agreements, accompanied by the certification of the Secretary of Buyer to the effect that such resolutions are in full force and effect and have not been amended, modified or rescinded;

          (c)  the legal opinion referred to in Section 8.4; and

          (d)  the Initial Purchase Price, payable as provided in Section 1.2.

     9.4  Deliveries by Sellers and Buyer.  Sellers and Buyer, as are parties
          -------------------------------
thereto, shall execute and deliver, or cause to be executed and delivered, to the other the following:

          (a)  Escrow Agreement;

          (b)  each of the New Employment Agreements; and

          (c)  the Holliston Lease.

     9.5  Further Assurances.  Sellers shall, at any time on or after the
          ------------------
Closing Date, take any and all steps requested by Buyer to transfer to Buyer ownership of the Shares, and will do, execute, acknowledge and deliver all such further commercially reasonable acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be required for the more effective transfer to Buyer, or its successors or assigns, operating control of the Company.

                                  ARTICLE 10
                                INDEMNIFICATION
                                ---------------

     For purposes of this Section 10, an "Indemnified Party" is a party seeking to be indemnified hereunder, and an "Indemnity Obligor" is a party from whom indemnity is sought.

     10.1 Indemnification by Sellers.  The Warranting Shareholders shall jointly
          --------------------------
and severally indemnify, defend and hold harmless Buyer and its officers, directors and affiliates from, against, and with respect to any and all loss, damage, claim, obligation, liability, cost and expense (including, without limitation, reasonable attorneys' fees and costs and expenses incurred in investigating, preparing, defending against or prosecuting any litigation, claim, proceeding or demand), of any kind or character (a "Loss") arising out of or in connection with any of the following:

          (a) any inaccuracy, misrepresentation or breach of any of the representations or warranties of Sellers, the Warranting Shareholders or the Company contained in or made pursuant to this Agreement (including without limitation the Schedules thereto), as if all qualifications as to knowledge and materiality (including without limitation with respect to a Material Adverse Effect) were not contained therein;

          (b) any failure by the Company (prior to Closing) or Sellers or the Warranting Shareholders (prior to or after Closing) to perform or observe, or to have performed or observed, in full, any covenant, agreement or condition to be performed or observed by each pursuant to this Agreement or in any other agreement or document; or

          (c) any use, release, emission, generation, storage, transportation, disposal, or arrangement for the disposal of Hazardous Materials by the Company, including, without limitation, the cost of any environmental response action or liability under the Comprehensive Environmental Response, Compensation and Liability Act or similar state or local law, whether such Loss accrues, is required or is necessary prior to the Closing Date, to the full extent that such Loss is attributable, in whole or in part, directly or indirectly, to the presence, use, emission, generation, storage, transportation, release, disposal, or arrangements for disposal of Hazardous Materials by any person on any of the properties of the Company or on any other properties to which the Company or their affiliates have sent or arranged for the disposal of Hazardous Materials prior to the Closing Date or the exposure of any person, including without limitation, any third party and any employee or former employee of the Company, to any Hazardous Material present, or previously present, in or on any of the properties owned or leased by the Company (other than as a result of such exposure at the Leased Real Property in Franklin, Massachusetts which was not due to any act or omission of the Company). The foregoing right of indemnity against Sellers shall not limit Buyer's or any other indemnified person's rights of recovery against Sellers or any other person under any Environmental Law or any other law, including, without limitation, the Comprehensive Environmental Response, Compensation Liability Act.

     10.2 Indemnification by Buyer.  Buyer shall indemnify, defend and hold
          ------------------------
harmless Sellers from, against and with respect to any Loss arising out of or in connection with any of the following:

          (a) any inaccuracy, misrepresentation or breach of any of the representations and warranties, as if all qualifications as to knowledge and materiality (including without limitation with respect to a Material Adverse Effect) were not contained therein, of Buyer contained in or made pursuant to this Agreement; or

          (b) any failure by Buyer to perform or observe, or to have performed or observed, in full, any covenant, agreement or condition to be performed or observed by it pursuant to this Agreement or in any other agreement of document.

     10.3  Notice of Claim.  An Indemnified Party seeking to be indemnified
           ---------------
hereunder as a result of a claim made by a third party shall notify the Indemnity Obligor promptly upon receipt of knowledge of the facts upon which such third party claim is based; provided, however, that the failure to so notify the Indemnity Obligor shall not reduce or affect the Indemnity Obligor's obligations with respect thereto except to the extent that the Indemnity Obligor is materially prejudiced as a result of such failure to notify. Such notice shall be in writing and specify in reasonable detail the nature of the Loss and the amount of the liability estimated to arise therefrom. The Indemnified Party shall provide to the Indemnity Obligor as promptly as practicable thereafter all information and documentation reasonably requested by the Indemnity Obligor to verify the claim asserted, and the Indemnified Party shall make reasonable efforts to mitigate the Loss.

     10.4 Defense.  If the facts pertaining to a Loss arise out of the claim of
          -------
any third party, or if there is any claim against a third party available by virtue of the circumstances of the Loss, the Indemnity Obligor may, by giving written notice to the Indemnified Party within 30 days following its receipt of the notice of such claim, elect to assume the defense or the prosecution of such claim, including the employment of counsel or accountants at its cost and expense; provided, however, that during the interim the Indemnified Party shall use its best efforts to take all action (not including settlement) reasonably necessary to protect against further damage or loss with respect to the Loss; provided that such counsel or accountants shall be reasonably satisfactory to the Indemnified Party; provided that the Indemnity Obligor agrees prior to assuming such defense or prosecution of the claim that it is obligated to indemnify the Indemnified Party for the loss suffered by the Indemnified Party as a result of such claim; provided that the Indemnity Obligor can demonstrate to the reasonable satisfaction of the Indemnified Party that such Indemnity Obligor has the financial ability to satisfy such indemnity obligation; and provided that any compromise or settlement must be reasonably approved by the Indemnified Party. Notwithstanding the foregoing, if an Indemnified Party determines in good faith that there is a reasonable probability that a claim may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Party may, by notice to the Indemnity Obligor, assume the exclusive right to defend, compromise or settle such claim, but the Indemnity Obligor will not be bound by any determination of a claim so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld). The Indemnified Party shall have the right to employ counsel separate from counsel employed by the Indemnity Obligor in any such action and to participate in such action, but the fees and expenses of such counsel shall be at the Indemnified Party's own expense. Whether or not the Indemnity Obligor chooses so to defend or prosecute such claim, all the parties to this Agreement shall cooperate in the defense or prosecution of such claim and shall furnish such records, information and testimony and shall attend such conferences, discovery proceedings and trials as may be reasonably requested in connection therewith. No Indemnity Obligor shall be liable for any settlement of any such claim effected without its prior written consent, which shall not be unreasonably withheld.

     10.5 Time for Claims.  Any claim asserted with respect to the items
          ---------------
enumerated in Sections 10.1(a) or 10.2(a) must be submitted to the Indemnity Obligor in writing, or invoked in official proceedings, within one year after the Closing Date, except for claims for Losses resulting from (i) an inaccuracy, misrepresentation or breach of the representations and warranties made in Sections 2.1, 2.3, 3.1, 3.2, 3.5, 4.1 or 4.2, which claims may be made at any time, (ii) an inaccuracy, misrepresentation or breach of the representations and warranties made in Sections 3.19 (except to the extent such claim also results from an inaccuracy, misrepresentation or breach of the representations and warranties made in Section 3.22), 3.21 and 3.25, which claims may be made at any time on or prior to (but not after) the date which is 30 days after the expiration of the applicable statute of limitations, (iii) an inaccuracy, misrepresentation or breach of the representations and warranties Section 3.22, which claims may be made at any time on or prior to (but not after) the third anniversary of the Closing Date. Claims asserted pursuant to Section 1.2(a) or
(e) for payment of any element of the Purchase Price may be made at any time on or prior to (but not after) the sixth anniversary of the Closing

Date. Claims asserted pursuant to Section 10.1(c) may be made at any time on or prior to (but not after) the third anniversary of the Closing Date.

     10.6 Limitation.  Notwithstanding the provisions of Section 10.1,
          ----------
Warranting Shareholders shall not have any indemnification obligation under
Section 10.1(a) until such time as the aggregate amount of the Losses for which any Buyer Indemnified Party is otherwise entitled to indemnification hereunder exceeds one percent of the Final Purchase Price, whereupon Warranting Shareholders shall be liable to indemnify the Indemnified Party for all Losses in excess of such aggregate amount; provided, however, that the foregoing limitation shall not apply to (i) claims resulting from an inaccuracy, misrepresentation or breach of the representations and warranties made in Sections 2.1, 2.3, 2.4, 3.1, 3.2, 3.5, 3.21, 3.22, 3.29, 4.1, 4.2 or 4.6 or (ii)
claims based upon fraud.

     10.7 Maximum Indemnity Amount.  Save and except as provided herein, in no
          ------------------------
event shall the aggregate amount for which Warranting Shareholders shall be liable as Indemnity Obligors under Section 10.1(a) exceed ten percent of the Final Purchase Price, except for (i) claims resulting from an inaccuracy,
                      ------
misrepresentation or breach of the representations and warranties made in Sections 2.1, 2.3, 2.4, 3.1, 3.2, 3.5, 3.21, 3.29, 4.1, 4.2, or 4.6, as to which there shall be no limit (ii) claims based upon fraud, as to which there shall be no limit or (iii) claims based upon Section 3.22, under which the aggregate amount for which Warranting Shareholders shall be liable as Indemnity Obligors shall not exceed thirty percent of the Final Purchase Price. The amount for which Warranting Shareholders shall be liable as Indemnity Obligors pursuant to claims made under Section 10.1(c), when aggregated with claims referred to in Clause (iii) of the foregoing sentence, shall not exceed thirty percent of the Final Purchase Price.

     10.8 Exclusive Remedy.  The indemnity contained herein shall be the
          ----------------
parties' exclusive remedy for claims resulting from an inaccuracy, misrepresentation or breach of any representation or warranty, except for fraud claims, claims relating to Taxes or environmental claims, with respect to which Buyer shall retain all common law and statutory causes of action.

                                   ARTICLE 11
                                  TERMINATION
                                  -----------

     11.1 Termination.  This Agreement may be terminated at any time prior to
          -----------
the Closing:

          (a)  By the mutual written consent of Sellers and Buyer;

          (b) By Sellers and the Company (if Sellers and the Company are not then in breach of any term of this Agreement), if Buyer shall (i) fail to perform its agreements contained in this Agreement required to be performed on or prior to the Closing Date, or (ii) breach any of its representations or warranties contained in this Agreement, which failure or breach is not cured within ten days after the Company and Sellers have notified Buyer of their intent to terminate this Agreement pursuant to this subparagraph, which failure or breach is not cured by Buyer within ten days after the Company and Sellers have notified Buyer of their intent to terminate this Agreement pursuant to this subparagraph;

          (c) By Buyer (if Buyer is not then in breach of any term of this Agreement), if Sellers or the Company shall (i) fail to perform its agreements contained in this Agreement required to be performed on or prior to the Closing Date, or (ii) breach any of its representations or warranties contained in this Agreement, which failure or breach is not cured within ten days after Buyer has notified Sellers or the Company of its intent to terminate this Agreement pursuant to this subparagraph, which failure or breach is not cured by Sellers or the Company within ten days after Buyer has notified them of its intent to terminate this Agreement pursuant to this subparagraph.

          (d) By Sellers and the Company or by Buyer, if there shall be any order, writ, injunction or decree of any court or governmental or regulatory agency binding on Sellers or the Company, or on Buyer, which prohibits or restrains any party from consummating the transactions contemplated by this Agreement; or

          (e) By Sellers and the Company or by Buyer, if the Closing has not occurred by September 15, 1999, for any reason other than delay or nonperformance of the party seeking such termination.

     11.2 Effect on Obligations.  Termination of this Agreement pursuant to this
          ---------------------
Article shall terminate all obligations of the parties hereunder, except for the obligations under Sections 6.3 (entitled "Expenses"), 12.3 (entitled "Publicity") and 6.2 (entitled "Confidentiality"); provided, however, that termination pursuant to subparagraphs (b) or (c) of Section 11.1 shall not relieve the defaulting or breaching party from any liability to the other party to this Agreement.

                                   ARTICLE 12
                                 MISCELLANEOUS
                                 -------------

     12.1 Survival of Representations.  All representations and warranties of
          ---------------------------
the parties contained in this Agreement (including without limitation the schedules hereto) or otherwise made in writing in connection with the transactions contemplated by this Agreement shall survive the execution and delivery of this Agreement, as provided herein.

     12.2 Publicity.  Each of Sellers and Buyer agrees it will not make any
          ---------
press releases or other announcements prior to the Closing with respect to the transactions contemplated by this Agreement, except as required by applicable law, without the prior approval of the other party.

     12.3 Appointment of Sellers' Agent.  Sellers (i) hereby irrevocably
          -----------------------------
designate and appoint Edward J. Stewart III ("Sellers' Agent") as Sellers' exclusive agent and attorney-in-fact, to give and receive notices and generally to act for and on behalf of the Sellers in connection with all matters related to or arising out of the transactions contemplated by this Agreement; and (ii) acknowledge and agree that the Sellers' Agent shall have no liability to the Sellers or to the Company for their actions taken in such capacity, other than in cases where the Sellers' Agent acted with gross negligence or willful misconduct.

     12.4 Notices.  All notices, demands and other communications made hereunder
          -------
shall be in writing and shall be given either by personal delivery, by nationally recognized overnight courier (with charges prepaid) or by facsimile (with telephone confirmation), and shall be deemed to have been given or made when personally delivered, the second day following the date deposited with such overnight courier service or when transmitted to facsimile machine and confirmed by telephone, addressed to the respective parties at the following addresses (or such other address for a party as shall be specified by like notice):

          If to the Company (prior to Closing) or to Sellers:

               Edward J. Stewart III
               53 Temple Road
               Wellesley, Massachusetts 02481

          With a copy (which shall not constitute notice) to:

               Shapiro, Israel & Weiner, P.C.
               100 North Washington Street
               Boston, Massachusetts 02114
               Attention: David Baer, Esquire
               Telephone: (617) 472-4200
               Facsimile: (617) 742-2355


          If to the Company (after Closing) or to Buyer:

               HTM Holdings, Inc.
               c/o SMTC Corporation
               635 Hood Road
               Markham, Ontario
               Canada L3R 4N6
               Telephone: (905) 479-1810
               Facsimile: (905) 479-9686

          With a copy (which shall not constitute notice) to:


               Ropes & Gray
               One International Place
               Boston, MA 02110-2624
               Attention: Alfred O. Rose, Esq.
               Telephone: (617) 951-7000
               Facsimile: (617) 951-7050

     12.5  Counterparts.  This Agreement may be executed and delivered in one or
           ------------
more counterparts and/or by electronic facsimile. Each counterparts shall be deemed an original, but all of which together shall constitute one and the same instrument.

     12.6  Assignment.  This Agreement shall be binding upon and inure to the
           ----------
benefit of the parties to this Agreement and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interest or obligations hereunder shall be assigned by any of the parties to this Agreement without the prior written consent of all other parties to this Agreement, and any purported assignment without such consent shall be void, provided, however,
                                                             -----------------
that Buyer may assign this Agreement or the rights, interests or obligations hereunder to any of its affiliates without the consent of any other party to this Agreement so long as Buyer remains liable for all of Buyer's obligations hereunder.

     12.7  Third Party Beneficiaries.  None of the provisions of this Agreement
           -------------------------
or any document contemplated by this Agreement is intended to grant any right or benefit to any person or entity which is not a party to this Agreement.

     12.8  Headings.  The article and section headings contained in this
           --------
Agreement are solely for the purpose of reference, are not part of this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.

     12.9  Recitals.  The recitals set forth at the beginning of this Agreement
           --------
are incorporated by reference in, and made a part of, this Agreement.

     12.10 Amendments.  Any waiver, amendment, modification or supplement of or
           ----------
to any term or condition of this Agreement shall be effective only if in writing and signed by all parties hereto, and the parties to this Agreement waive the right to amend the provisions of this Section orally.

     12.11 Specific Performance.  Sellers acknowledge that if Sellers fail to
           --------------------
consummate the transactions contemplated by this Agreement such failure will cause irreparable harm to Buyer for which there will be no adequate remedy at law. Buyer shall be entitled, in addition to its other remedies at law, to specific performance of this Agreement if Sellers shall, without cause, refuse to consummate the transactions contemplated by this Agreement.

     12.12 Governing Law.  This Agreement shall be governed by the laws of the
           -------------
State of Delaware, without regard to conflicts of laws principles.

     12.13 Jurisdiction: Service of Process.  Each of the parties to this
           --------------------------------
Agreement submits to the jurisdiction of any state or federal court sitting in Massachusetts, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of such action or proceeding may be heard and determined in any such court. Each of the parties to this Agreement waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that may be required of any party with respect thereto. Any party may make service on any other party by sending or delivering a copy of the process to the party to be served at the address and in a manner provided in Section 12.6 above; provided, however, that nothing in this Section 12.15 will affect the right of any party to serve legal process in any other manner permitted by law or at equity. Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

     12.14  Resolution of Purchase Price Adjustment.  If, within 15 business
            ---------------------------------------
days following the delivery of a timely Objection by the Buyer to the Sellers pursuant to Section 1.2(e), the parties are unable to resolve their differences with respect to such Objection (the "Disputed Items"), either the Buyer or the Sellers' Agent may, within five business days after the end of such fifteen business day period, request that the Disputed Items be resolved by means of an arbitration conducted pursuant to this Section 12.14 (an "Arbitration"). Any request for an Arbitration shall be made in writing to the Boston, Massachusetts office of PriceWaterhouseCoopers or, in the event such firm declines to serve as the Independent Accounting Firm (as defined below), to the Boston, Massachusetts office of such other independent accounting firm of recognized national standing that may be selected by the Buyer with the consent of the Sellers' Agent, which consent will not be unreasonably withheld. The firm to which such request is made shall, upon agreeing in writing to resolve the Disputed Items submitted to it in accordance with the terms of this Agreement, be the "Independent Accounting Firm", as that term is used in this Agreement. The
 ---------------------------
Arbitration shall be conducted under the auspices of the Independent Accounting Firm and, except to the extent said rules conflict with the terms of this
Section 12.14, shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The Independent Accounting Firm shall, within five business days of its agreement to resolve the Disputed Items submitted to it, provide to the Buyer and the Sellers' Agent with the names and resumes (which shall include a description of the individual's substantial experience in the preparation and audit of financial statements of corporations engaged in distribution and a disclosure of the individual's existing or prior business and/or personal relationships (if any) with the Buyer, the Sellers. or any employees or counsel of any such Person) of at least three partners of the Independent Accounting Firm located in its Boston office who are willing to serve as the individual responsible for conducting the Arbitration (the "Arbitrator"). If, on or before the third business day after their receipt of the information called for by the preceding sentence, the Buyer and the Sellers' Agent have been unable after good faith negotiation to agree upon and select one of the individuals so identified to act as the Arbitrator, then the Buyer and the Sellers' Agent shall each have the right on or before the fifth business day after their receipt of such information to deliver to the Independent Accounting Firm a confidential communication striking any or all of the individuals previously identified as a potential Arbitrator as to whom an existing business and/or personal relationship was disclosed pursuant to the preceding sentence, and/or striking no more than one of the other individuals previously identified as a potential Arbitrator.

     The Independent Accounting Firm shall then proceed to select the Arbitrator from among the previously identified individuals who have not been stricken from consideration; if all such previously identified individuals are so stricken, the Independent Accounting Firm shall designate at least three additional partners who are eligible to serve as the Arbitrator and the foregoing selection procedure shall be repeated until an Arbitrator is selected. Upon being selected, the Arbitrator shall conduct an Arbitration to determine, with regard to each of the Disputed Items that were submitted to the Independent Accounting Firm pursuant to this Section

12.14, whether the Closing Balance Sheet and/or the Adjustments Statement were prepared in accordance with the requirements of this Agreement and, if not, the dollar amount of any adjustment that may be required in order for the Disputed
Item in question to conform to the requirements of this Agreement. The locale of all hearings conducted by the Arbitrator in connections with the Arbitrations shall be the Boston, Massachusetts office of the Independent Accounting Firm.

     The Arbitrator shall make such determination subsequent to conducting the Arbitration and shall set forth such determination in a written ruling, which ruling shall be rendered within 120 days of the date on which the Arbitrator was selected and shall be delivered to the Buyer and the Sellers' Agent in accordance with the terms of Section 12.4 of this Agreement. The ruling of the Arbitrator shall be final, binding, and conclusive on the Buyer and the Sellers; shall have the legal effect of an arbitral award; and shall be subject only to the judicial review permitted by the Federal Arbitration Act. Judgment on the ruling of the Arbitrator may be entered and enforced in any court having jurisdiction over the parties or their assets. The fees and disbursements of the Independent Accounting Firm shall be allocated between the Sellers on the one hand (with each Seller responsible for his or her percentage interest) and the Buyer on the other hand in the same proportion that the aggregate amount of such Disputed Items so submitted to the Independent Accounting Firm that is unsuccessfully disputed by each such party (as finally determined by the Independent Accounting Firm) bears to the total amount of such Disputed Items so submitted.

     12.15  Remedies.  In the event litigation shall be necessary to enforce,
            --------
interpret or rescind the provisions of this Agreement or any related matter, the prevailing party shall be entitled to recover from the adverse party, in addition to any other relief, the prevailing party's reasonable attorneys' fees for services before trial, at trial, and on any subsequent appeal by the adverse party.

     12.16  Severability.  In the event that any provision in this Agreement
            ------------
shall be determined to be invalid, illegal or unenforceable in any respect, the remaining provisions of this Agreement shall not be in any way impaired, and the illegal, invalid or unenforceable provision shall be fully severed from this Agreement and there shall be automatically added a replacement provision as similar in terms and intent to such severed provision as may be legal, valid and enforceable.

     12.17  Entire Agreement.  This Agreement and the Schedules and Exhibits to
            ----------------
this Agreement, together with the documents and instruments delivered pursuant to this Agreement, constitute the entire contract between the parties to this Agreement pertaining to the subject matter of this Agreement, and supersede all prior and contemporaneous agreements and understandings between the parties with respect to such subject matter including without limitation the letter of intent dated May 18, 1999.

     12.18  Currency.  All dollar amounts expressed in this Agreement shall be
            --------
in United States Dollars.

     12.19  Knowledge.  As used herein, the terms "to the best knowledge of,"
            ---------
"to the knowledge of" or words to similar effect shall mean (a) with respect to the Company, the knowledge of Thomas Harrington or Sheila Chartier, including their actual knowledge and that which a similarly situated prudent individual could be expected to know, discover or otherwise become aware in the course of a reasonable investigation concerning such fact or matter; (b) with respect to the Warranting Shareholders or the Sellers, the knowledge of those individuals constituting the Warranting Shareholders or the Sellers, as the case may be, including such person's actual knowledge and that which such person should have obtained through reasonable inquiry of Thomas Harrington and Sheila Chartier.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, each of the parties has signed this Agreement, or has caused this Agreement to be signed by its duly authorized officer, as of the date first above written.


                              SELLERS:
                              -------

                              /s/ Paul A. Keany
                              _______________________________________
                              Paul A. Keany

                              /s/ Edward J. Stewart III
                              _______________________________________
                              Edward J. Stewart, III for himself


                              /s/ Edward J. Stewart III
                              _______________________________________
                              Edward J. Stewart, III for
                              Edward J. Stewart IV


                              /s/ Edward J. Stewart III
                              _______________________________________
                              Edward J. Stewart, III for
                              Elizabeth Stewart

                              /s/ Edward J. Stewart, IV
                              _______________________________________
                              Edward J. Stewart, IV for himself

                              /s/ Elizabeth Stewart
                              _______________________________________
                              Elizabeth Stewart, for herself


                              COMPANY:
                              -------

                              W.  F.  WOOD, INCORPORATED

                                  /s/ Paul A. Keany
                              By: ___________________________________

                                       Paul A. Keany
                                 Name:_______________________________


                                 Title:______________________________

                              BUYER:
                              -----

                              HTM HOLDINGS, INC.

                                 /s/ Paul Walker
                              By:_______________________________________
                                 Paul Walker
                                 President

List of Exhibits and Schedules to Stock Purchase Agreement (Exhibit 2.2)

We agree to furnish supplementally a copy of any omitted schedule to the Commission upon request.

Exhibit#       Document
--------       --------
1.2(a)(i)      Escrow agreement between HTM Holdings, Inc. and certain sellers.
1.2(a)(iii)    List of sellers.
5.7            W.F. Wood facility audit findings.
6.4(a)         W.F. Wood Employee Bonus Plan.
6.4(b)         Additional employee bonuses.
7.7            Legal opinion of Shapiro, Israel & Weiner, P.C., counsel to sellers.
A              List of transaction documents.
B              Officer's certificate.
C              Trustees' certificate.
D              Beneficiaries' authorization to Trustees.
E              Shareholders certificate.
7.9(a)(1)      Employment agreement with Thomas Harrington.
7.9(a)(2)      Employment agreement with Sheila Chartier.
7.10           Lease for premises in Holliston, MA.
8.4            Opinion of Ropes & Gray, counsel to buyers.
9.2(e)         Certificate of clerk of W.F. Wood.
Schedule#      Document
---------      --------
1.2(d)         Reports regarding inventory.
2.3            Share ownership schedule.
2.3(a)         Agreements regarding disposition or acquisition of shares.
2.3(b)         Schedule of proxies.
3.3            Violation of other agreements.
3.4            Required consents.
3.6            Investments in other companies.
3.7            Schedule of officers and directors.
3.8            Schedule of undisclosed liabilities and indebtedness for borrowed money.
3.10           Schedule of existing liens, with UCC search reports.
3.13           Schedule of inventory locations.
3.14           Schedule of material contracts.
3.16           Schedule of intellectual property.
3.17           Schedule of suppliers and customers.
3.17(a)        List of top ten suppliers.
3.17(b)        List of top ten customers.
3.18           Schedule of litigation.
3.19           Schedule of noncompliance with decrees and laws.
3.19(a)        W.F. Wood facility audit findings.
3.20           Schedule of permits and licenses.
3.21           Schedule of tax returns filed on or after December 31, 1993.

Schedule       Document
--------       --------
3.23           Schedule of insurance policies.
3.24(d)        Representations regarding employment and Employee Bonus Plan.
3.24(f)        Schedule of key employees.
3.25(a)        Schedule of employees and compensation.
3.25(b)        Schedule of employee benefit plans.
3.26           Schedule regarding absence of changes.
3.27           Schedule of related party transactions.
3.30           Schedule of bank accounts.
3.31           Year 2000 plan.
7.4            Schedule of consents and approvals.
7.6            Schedule of permitted liens.
7.11           Schedule of repayment of debt.